EXHIBIT 10(ee)

PLUM CREEK PENSION PLAN

AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2012

PLUM CREEK PENSION PLAN

PART A FOR

SALARIED EMPLOYEES

PREAMBLE

THIS RETIREMENT PLAN (hereinafter referred to as the “Plan” and known as the Plum Creek Pension Plan) was adopted effective March 30, 1990 by Plum Creek Timber Company, L.P.

WHEREAS, effective July 1, 1999 the Plan sponsor became Plum Creek Timberlands, L.P. (“Company”), the successor by operation of law to Plum Creek Timber Company, L.P. pursuant to a corporate reorganization; and

WHEREAS, effective September 1, 2000, the Plan is comprised of two parts including Part A for salaried employees and Part B for hourly employees; and

WHEREAS, the Plum Creek Pension Plan Adoption Agreement for Salaried Employees shall be replaced by the terms of Part A of the Plan, effective September 1, 2000; and

WHEREAS, the purpose of the Plan is to provide retirement benefits to Employees who become covered under the Plan, and

WHEREAS, Plum Creek Timber Company, L.P. purchased certain assets from Plum Creek Timber Company, Inc., effective June 8, 1989; and

WHEREAS, the Company adopted and became a participating employer in the Burlington Resources Inc. Pension Plan effective June 8, 1989; and

WHEREAS, the Company ceased to be a participating employer in the Burlington Resources Inc. Pension Plan effective March 29, 1990, and in lieu thereof adopted this Plan; and

WHEREAS, effective March 30, 1990, the Burlington Resources Inc. Pension Plan transferred assets and liabilities to form this Plan; and

WHEREAS, this Plan was intended to provide identical benefits on the effective date to those provided under the predecessor Burlington Resources Inc. Pension Plan as modified by the applicable adoption agreement on March 29; 1990, and

WHEREAS, the Company purchased certain assets of Riverwood International Corporation (“Riverwood”) and, in connection therewith, wishes to provide for participation in the Plan by certain former Riverwood employees who became Eligible Employees, effective October 18, 1996; and

WHEREAS, the Company purchased certain assets of Canfor USA (“Canfor”) and, in connection therewith, wishes to provide for participation in the Plan by certain former Canfor employees who became Eligible Employees, effective June 1, 1998; and

WHEREAS, the Company purchased certain interests in a limited liability company owned by S.D. Warren Company (“Warren”) and, in connection therewith, wishes to provide for participation in the Plan by certain former Warren employees who became Eligible Employees, effective November 13, 1998; and

WHEREAS, the Plan was amended and restated effective March 30, 1990, and that restatement was amended ten times effective March 30, 1990, January 1, 1993, January 1, 1994, March 1, 1996, June 1, 1996, October 18, 1996, January 1, 1997, June 1, 1998, November 13, 1998, and January 1, 2000; and

WHEREAS, the Plan was amended and restated effective September 1, 2000, to provide cash balance benefits to salaried employees, and that restatement was amended six times effective October 1, 2001, January 1, 2001, January 1, 2002, January 1, 2004, January 1, 2005, and January 1, 2005; and

WHEREAS, the Plan was amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and such changes are intended as good faith compliance with the requirements of EGTRRA and shall be construed in accordance with EGTRRA and guidance issued thereunder and such amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of EGTRRA; and
WHEREAS, except as otherwise provided, the Plan was amended to comply with EGTRRA effective as of the first day of the first Plan Year beginning after December 31, 2001; and
WHEREAS, the Plan was amended and restated effective January 1, 2007, and that restatement was amended seven times effective January 1, 2008, December 31, 2007, September 1, 2000, January 1, 2010, and January 1, 2011; and

WHEREAS, the Plan shall be maintained for the exclusive benefit of covered employees, and is intended to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, and other applicable law; and

WHEREAS, the terms of Part A of the Plan shall apply only to Eligible Employees and Participants covered under Part A of the Plan, and the terms of Part B of the Plan shall apply only to Eligible Employees and Participants covered under Part B of the Plan, unless the Plan terms specifically apply to both Part A and Part B; and

NOW, THEREFORE, effective January 1, 2012, the Company does hereby adopt the Plan as set forth in the following pages, with respect to Part A for salaried employees and as set forth in the Plum Creek Pension Plan Part B for hourly employees, except that any change required by federal law, including without limitation amendments to the Internal Revenue Code, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act and regulations or rulings issued pursuant thereto shall be effective on the latest date on which such change may become effective and comply with such laws.

ARTICLE I

DEFINITIONS

The following terms when used herein shall have the following meaning, unless a different meaning is plainly required by the context. Capitalized terms are used throughout the Plan text for terms defined by this and other sections.

1.1	Accrued Benefit

“Accrued Benefit” means on any date, the Retirement Benefit determined under the formula specified in Section 4.1, as of such date, commencing on the Participant’s Normal Retirement Date in the form of a Single Life Annuity.

Notwithstanding any other Plan provision, a Participant’s Accrued Benefit shall not be less than his or her Accrued Benefit on the date immediately preceding the date on which any Plan provision that affects the Accrued Benefit is amended, except to the extent permitted by applicable law.

Further notwithstanding any Plan term to the contrary, a Participant’s Accrued Benefit shall not increase after the Freeze Date.

1.2	Active Participant

“Active Participant” means a Participant who currently qualifies as an Eligible Employee under either Part A or Part B of the Plan.

1.3	Actuarially Equivalent/Actuarial Equivalent

(a)	General

“Actuarially Equivalent” and similar terms (for purposes of other than determining contributions to the Trust Fund) means that the present value of two payments or series of payments shall be of equal value when computed using the following factors:

Interest:	the average annual yield on 30 year Treasury Constant Maturities for the November before the Plan Year that contains the determination date; and

Mortality:    the 1994 Group Annuity Reserving Table.

Notwithstanding any Plan term to the contrary, in no event shall a Participant’s benefit calculated pursuant to this subparagraph (a) be less than the Actuarial Equivalent of the Participant’s Accrued Benefit as of December 31, 2007, based on 8 percent rate of interest and the male mortality rates under the 1983 Group Annuity Mortality Table.

Further notwithstanding the foregoing, the following interest rates and mortality tables shall apply for the purposes stated.

(b)	Terminations Before January 1, 2000 - Lump Sum Benefit Calculations

With respect to a Participant who terminates employment before January 1, 2000, the 1984 Unisex Pension Mortality Table set forward one year, and the interest rate for immediate or deferred annuities that would be used by the Pension Benefit Guaranty Corporation to determine the present value of the Participant’s benefit upon termination of an insufficient trusteed single employer plan, as of the first day of the Plan Year which contains the Pension Starting Date, shall be used for calculating the amount of any distribution other than a non-decreasing annuity form of payment (as defined in the Treasury regulations issued pursuant to Code Section 417(e)), which is of Actuarially Equivalent value to the Participant’s Accrual Benefit. Provided, however, for a Participant whose Pension Starting Date is on or after January 1, 2008, the interest rate (for the November before the Plan Year that contains the Pension Starting Date) and mortality table prescribed by Code Section 417(e)(3) shall be used, if they produce a greater benefit.

(c)	Terminations On or After January 1, 2000 - Lump Sum and Accrued Benefit Calculations

Notwithstanding the foregoing, with respect to a Participant who terminates employment on or after January 1, 2000, (i) the Single Life Annuity that is Actuarially Equivalent to the Participant’s Cash Account Benefit, (ii) the amount of any distribution other than a non-decreasing annuity form of payment (as defined in the Treasury regulations issued pursuant to Code Section 417(e)), which is of Actuarially Equivalent value to the Participant’s Accrued Benefit, (iii) a Participant’s Accrued Benefit and (iv) a Participant’s Unit Award Offset shall all be determined using the following factors:

Interest:	the average annual yield on 30 year Treasury Constant Maturities for the November before the Plan Year that contains the Pension Starting Date; and

Mortality:    the 1994 Group Annuity Reserving Table.

Pre-retirement mortality will be used when calculating Actuarial Equivalent amounts.

Notwithstanding the foregoing, in no event shall the benefit of a Participant who terminates on or after January 1, 2000, be less than the Actuarial Equivalent value of the Participant’s Accrued Benefit as of December 31, 1999, based on 8 percent rate of interest and the male mortality rates under the 1983 Group Annuity Mortality Table.

Further notwithstanding the foregoing, with respect to a Participant whose Pension Starting Date is on or after January 1, 2008, and for the purpose of determining the amount of any distribution in a form of payment other than a non-decreasing annuity form of payment (as defined in Treasury regulations issued pursuant to Code Section 417(e)), which is of Actuarially Equivalent value to the Participant’s Accrued Benefit, the interest rate (for the November before the Plan Year that contains the Pension Starting Date) and mortality table prescribed by Code Section 417(e)(3) shall be used, if they produce a greater benefit.

(d)	Pension Starting Date On and After January 1, 2008 - Annuity Forms of Payment

With respect to a Participant whose Pension Starting Date is on or after January 1, 2008, the Actuarial Equivalent value of any distribution in a non-decreasing annuity form of payment shall be determined using the following factors:

Interest:	the average annual yield on 30 year Treasury Constant Maturities for the November before the Plan Year that contains the Pension Starting Date; and

Mortality:    the 1994 Group Annuity Reserving Table.

Notwithstanding the foregoing, in no event shall the benefit of a Participant with a Pension Starting Date on or after January 1, 2008, in a non-decreasing annuity form of payment, be less than the Actuarial Equivalent value of the Participant’s Accrued Benefit as of December 31, 2007, based on an interest rate of 5.5 percent and the male mortality rates under the 1983 Group Annuity Mortality Table for Participants, and the female mortality rates under the 1983 Group Annuity Mortality Table for Beneficiaries.

1.4	Affiliated Companies

“Affiliated Companies” means:

(a)	the Employer,

(b)	any other corporation which is a member of a controlled group of corporations which includes the Employer (as defined in Section 414(b) of the Code),

(c)	any other trade or business under common control with the Employer (as defined in Section 414(c) of the Code), or

(d)	any other member of an affiliated service group which includes the Employer (as defined in Section 414(m) of the Code); and

(e)	any other business or entity that is treated as a single company with the Employer under Code Section 414(o).

For purposes of the limitation on benefits in Section 8.2, the determination of whether an entity is an Affiliated Company will be made by modifying Sections 414(b) and (c) of the Code as specified in Section 415(h) of the Code.

1.5	Authorized Leave of Absence

“Authorized Leave of Absence” means any absence authorized by an Employer under the Employer’s standard personnel practices, provided, that the Participant returns to active employment within the period specified in such Authorized Leave of Absence, or is specifically not required by the Employer to return to work after such Authorized Leave of Absence terminates.

1.6	Beneficiary

“Beneficiary” means the person or persons who survives the Participant and who is: (a) for a single Participant who does not have a Partner, the person designated to be the Beneficiary by the Participant in writing to the Pension Committee on such form and in such manner as the Pension Committee shall prescribe; (b) for a married Participant, the Participant’s surviving Spouse; and (c) for a Participant with a Partner, the Participant’s surviving Partner. If a single Participant designates a Beneficiary and later marries or has a Partner, such Beneficiary designation shall be void upon marriage or upon having a Partner.

If no Beneficiary survives the Participant the Pension Committee may direct that payment of benefits which may be due may be made to the Participant’s estate.

1.7	Board of Directors of The Company

“Board of Directors of The Company” means the Board of Directors of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc., the sole member of Plum Creek Timber I, L.L.C., which is the general partner of the Company.

1.8	Break in Service

“Break-in-Service” means any Plan Year after 1999 in which an Employee has less than 501 Hours of Service. Solely for purposes of determining a Break-in-Service, Hours of Service shall also include all periods for which no compensation is received during temporary absences due to sickness, accident, military service, authorized leave of absence, jury duty, layoff, or absence (of a male or female Employee) due to pregnancy, birth or adoption of a child or caring for a child immediately following birth or adoption, subject to the limitation described below. During such periods of temporary absence, Hours of Service shall be credited in accordance with the Employee’s regular work schedule.

Where a temporary absence due to a pregnancy, birth or adoption of a child, or caring for a child immediately following birth or adoption occurs, hours are credited only in the Plan Year in which the absence begins if such hours are necessary to prevent a Break-in-Service. If such hours are not needed in such first Plan Year to avoid a Break-in-Service, then the total number of hours attributable to such leave including those that occurred in the first Plan Year shall be credited in the next following Plan Year.

1.9	Closing Date

“Closing Date” means the date upon which the merger of Plum Creek Timber Company, Inc. and Weyerhaeuser Company closes.

1.10	Code

“Code” means the Internal Revenue Code of 1986, as amended and including all regulations promulgated pursuant thereto.

1.11	Company

“Company” means Plum Creek Timberlands, L. P. or any successor to Plum Creek Timberlands, L. P., provided that provisions requiring the Company to take formal actions under the Plan shall, when appropriate, be deemed to refer to the Company acting through its general partner, Plum Creek Timber I, L.L.C, or any successor to Plum Creek Timber I, L.L.C.

1.12	Compensation

“Compensation” for any tax year means taxable pay reportable on IRS Form W-2 under Code Sections 6051(a)(3) and 3401(a), disregarding limitations based on the nature or location of employment or the services performed, plus the Employee’s elective deferrals under Code Section 402(g)(3) plus amounts contributed at the election of the Participant that are excludable from gross income pursuant to Code Section 125 or 132(f)(4).

Compensation shall include payments for services performed (including salary, overtime, shift differentials, commissions, bonuses and other similar payments) made by the later of:

(a)	2½ months after severance from employment; or

(b)	the end of the calendar year that includes the date of severance from employment;

if, absent a severance from employment such payment would have been paid to the Employee while the Employee continued in employment with an Employer. No other post-severance payments shall be included.

1.13	Credited Service

“Credited Service” means the following service, excluding periods of service forfeited due to a Break-in-Service:

(a)
with respect to an individual who became a Participant on March 30, 1990, the Participant’s Credited Service under the Predecessor Plan as of December 31, 1989; provided that Credited Service as of December 31, 1982, for a Participant who was a participant under the former Plum Creek, Inc. Hourly Employees’ Pension Trust, Ksanka Lumber Company Hourly Employees’ Pension Trust, Royal Logging Company Hourly Employees’ Pension Trust or Arden Lumber Company Hourly Employees’ Pension Trust shall be the service credited for such Participant under such Trust as of December 31, 1982, under the terms of the Trust in effect on that date; and

(b)
all Plan Years commencing on and after January 1, 1990, except Plan Years in which service as an Eligible Employee commences or terminates, during which an Eligible Employee completes 1,000 or more Hours of Service for an Employer; and

(c)
with respect to Plan Years in which service as an Eligible Employee commences or terminates for an Employer while the Employer is a participating Employer (see Appendix I), the fraction of a Plan Year which is equal to the Hours of Service as an Eligible Employee for the Employer during such Plan Year divided by 2,280 provided that an Employee who became a Participant on March 30,1990, will not be considered to have commenced service on such date for this purpose.

Notwithstanding the foregoing, for former Arden Lumber Co. employees only years of Credited Service after October 31, 1973, shall be counted.

For purposes of determining Credited Service, a Participant who is Disabled as defined in Section 1.16(b) shall be credited with Hours of Service in accordance with Section 1.28 during the period of time immediately following a period during which the Employee is an Active Participant, during which the Participant is Disabled.

In no event shall a Participant be entitled to Credited Service for any period of employment with Riverwood International Corporation prior to October 18, 1996, Canfor USA prior to June 1, 1998, S.D. Warren prior to November 13, 1998, The Timber Company prior to October 6, 2001, or Escanaba Timber LLC prior to November 16, 2005. Plum Creek Timber Company Inc. acquired certain assets from Georgia-Pacific Corporation, North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GWP Timber, Inc., LRFP Timber, Inc. and NPC Timber, Inc. which are collectively referred to as “The Timber Company.”

Solely for purposes of determining a Participant’s Minimum Benefit and notwithstanding the foregoing, only certain individuals who were Eligible Employees before September 1, 2000, shall have Credited Service as follows:

(d)
Credited Service for an individual who is a Participant prior to September 1, 2000, but is not an Eligible Employee on September 1, 2000, shall be determined as of August 31, 2000, and he or she shall not earn Credited Service after September 1, 2000;

(e)
any other individual who is an Eligible Employee on September 1, 2000, shall continue to earn Credited Service on or after September 1, 2000, until the earlier of the date he or she first terminates employment, or the Freeze Date; and

(f)	any individual who first becomes an Eligible Employee after September 1, 2000 shall have zero Credited Service.

All Participants shall earn Credited Service after September 1, 2000, for purposes of early retirement eligibility pursuant to Section 3.2.

1.14	Deferred Retirement Benefit

“Deferred Retirement Benefit” has the meaning set forth in Section 4.4.

1.15	Deferred Retirement Date

“Deferred Retirement Date” has the meaning set forth in Section 3.3.

1.16	Disabled

(a)	“Disabled” means a Participant who has not attained age 65 and who is entitled to benefits under the Employer-sponsored short term disability plan.

(b)
“Disabled” also means a Participant who has not attained age 65 and who became entitled to benefits under the Employer-sponsored long-term disability plan prior to January 1, 2000, and who continues to be entitled to payments from the long-term disability plan.

1.17	Early Retirement Benefit

“Early Retirement Benefit” has the meaning set forth in Section 4.3.

1.18	Early Retirement Date

“Early Retirement Date” has the meaning set forth in Section 3.2.

1.19	Earnings

“Earnings” means the Participant’s salary and wages as an Eligible Employee of an Employer, paid on or prior to termination of employment (including all payments of holiday pay, lump sum merit pay, pay for vacation time taken, overtime pay and discretionary incentive awards) plus his or her elective deferrals under Code Section 402(g)(3) plus amounts contributed at the election of the Participant that are excludable from gross income pursuant to Code Section 125 or 132(f)(4), except amounts that are specifically excluded below.

Earnings shall also include non-deferred cash incentive bonuses earned during the Plan Year (a proportionate share of an annual bonus is attributed to each full month during which the bonus was earned); provided that for purposes of calculating Earnings for 2016 only, Earnings shall include the pro-rated non-deferred cash incentive bonus calculated for the Participant for the period of time beginning January 1, 2016, and ending on the last day of the last full month on or immediately prior to the Closing Date, regardless of whether such amount is paid by the Company or Weyerhaeuser Company.

Earnings shall also include differential wage payments made by an Employer to an Employee for any period during which such individual is performing services in the uniformed services while on active duty for a period of more than 30 days, to the extent required by Code Section 414(u)(12).

Notwithstanding the foregoing, no amounts earned after the Freeze Date shall be included in “Earnings.”

All of the following items shall be excluded in determining a Participant’s Earnings:

(a)	Christmas bonuses, gifts and payments of like character;

(b)	reimbursement for expenses or expense allowances, including reimbursement of moving and relocation expenses and automobile allowances;

(c)	any Employer contribution to a qualified retirement plan or nonqualified deferred compensation plan and any income attributable to benefits from those plans;

(d)	termination payments even if paid prior to termination of employment;

(e)	income attributable to any type of equity-based compensation;

(f)	safety awards;

(g)	cash-out of vacation benefits;

(h)	commissions;

(i)
any amount paid by the Employer for other fringe benefits, such as health and welfare, hospitalization, group life insurance benefits, funded disability benefits, educational assistance or perquisites;

(j)
any amount paid by the Employer to a Participant in cash or contributed to a cafeteria plan on behalf of the Participant, because the Participant waived participation in the Employer sponsored group health coverage;

(k)	vehicle imputed income, group term life insurance imputed income and any other imputed income;

(l)	Exceptional Achievement Awards; and

(m)	any other special or extraordinary forms of remuneration.

Notwithstanding the foregoing, for purposes of Sections 4.1(a)(ii), 4.1(a)(iii), and 4.1(b), the annual Earnings during a Plan Year of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted. Annual Earnings means Earnings during the Plan Year. In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual Earnings limit for Plan Years beginning before January 1, 2002, shall be $200,000. The $200,000 limit on annual Earnings shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) to the maximum permissible dollar limitation permitted by the Code or the Commissioner of the Internal Revenue Service. For purposes of Section 1.26, monthly Earnings in excess of one-twelfth of this annual limit shall be disregarded.

1.20	Effective Date

“Effective Date” means March 30, 1990, or with respect to any Employer specified in appendices to this Plan, the date such Employer adopted the Plan.

1.21	Eligible Employee

“Eligible Employee” for purposes of Part A of the Plan means any Employee who is paid on a salaried basis; except:

(a)	any Employee who is listed on Appendix IV attached hereto,

(b)	any person who performs services for the Employer and is on the payroll of a third party leasing organization,

(c)	a person who is a nonresident alien with no U.S. source income,

(d)
any Employee who is covered under a collective bargaining agreement where retirement benefits were the subject of good faith bargaining which does not provide for retirement benefits under this Plan, and

(e)
an individual who is not treated by the Employer as an employee for payroll tax purposes, but who is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise to be (or to have been) a common law employee of the Employer. Notwithstanding the foregoing, effective as of the date of such determination, including any and all appeals thereof, any individual so reclassified shall become an Eligible Employee.

1.22	Employee

“Employee” means any person who is employed by an Employer as a common law employee determined from appropriate personnel records of the Employer and any leased employee within the meaning of Code Section 414(n)(2); provided, however, if leased employees constitute 20 percent or less of all Employer’s non‑highly compensated work force, the term “Employee” shall not include a leased employee who is covered by a plan maintained by the leasing organization which meets the requirements of Code Section 414(n)(5).

“Leased Employee” means any person (other than an Employee of the Employer who pursuant to an agreement between the Employer and any other person (“leasing organization”)) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer.

1.23	Employer

“Employer” means Plum Creek Timberlands, L.P., and successors thereto. The term “Employer” shall also include other companies as provided from time to time in appendices to this Plan, and successors thereto.

1.24	Employment Commencement Date

“Employment Commencement Date” means the date on which an Employee first completes an Hour of Service for the Employer or an Affiliated Company during the current period of employment.

1.25	Entry Date

“Entry Date” means January 1 and July 1 of each Plan Year.

1.26	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including all regulations thereunder.

1.27	Final Average Monthly Earnings

“Final Average Monthly Earnings” means the highest average monthly Earnings received by the Participant during any 60 consecutive month period within the last consecutive 120 months prior to the earlier of termination of employment or the Freeze Date. In the event the Participant has been employed for less than 60 consecutive full months, the computation period shall be based upon (1) the most recent 60 full months of employment (whether or not consecutive), or (2) the total full months of employment. Months during which no Earnings were credited shall be counted for purposes of calculating Final Average Monthly Earnings.

Monthly Earnings for this purpose shall only take into account Earnings received during completed full months of employment. Monthly Earnings during partial months of employment are disregarded.

If a Participant is Disabled as defined in Section 1.16(b), such Participant shall be deemed to receive monthly Earnings during the period he or she is receiving long-term disability benefits equal to his or her Earnings for the last full calendar month immediately prior to becoming Disabled provided that Earnings for this purpose shall include (i) one-twelfth of the average annual nondeferred cash incentive bonus paid or accrued during the five calendar years which end before the date the Participant became Disabled and (ii) the monthly average overtime payments during the same five-year period, in lieu of the actual nondeferred cash incentive bonus paid or accrued and overtime paid during the last full calendar month immediately prior to such Disability.

1.28	Freeze Date

“Freeze Date” means the last day of the pay period in which the Closing Date occurs.

1.29	Hour of Service

“Hour of Service” means each hour for which an Employee is paid or entitled to payment by the Employer or any Affiliated Company on account of:

(a)	performance of duties;

(b)
a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including a period when the Employee is Disabled), layoff, jury duty, military duty, or Authorized Leave of Absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to 29 CFR 2530.200b‑2(b) and (c), which are incorporated herein by this reference; and

(c)
an award of back pay, irrespective of mitigation of damages, agreed to by the Employer or any Affiliated Company. However, hours credited under (a) or (b) above shall not also be credited under this subsection (c).

An employee shall be credited with 190 Hours of Service for each month in which he or she has at least one Hour of Service.

Notwithstanding the foregoing, for purposes of calculating Years of Service for vesting, a Participant who was employed by one of the following companies on the date the Employer acquired some of its assets (an “acquired company”) who began participation in the Plan on the date indicated, shall also be credited with 190 Hours of Service for each month commencing with the month in which the Participant’s most recent employment commencement date with the acquired company occurred and ending with the month of acquisition. In no event shall an Employee be credited with more than 190 Hours of Service for service performed by the Employee for the acquired company and the Employer during the same month.

Acquired Company	Acquisition Date	Participation Date
Riverwood International Corporation	October 17, 1996	October 18, 1996
Canfor USA	May 31, 1998	June 1, 1998
S.D. Warren	November 12, 1998	November 13, 1998
Escanaba Timber LLC	November 15, 2005	November 16, 2005
MeadWestvaco Corporation	December 6, 2013	December 7, 2013

1.30	Integration Level

“Integration Level” means one thirty-sixth of the Social Security Taxable Wage Base for the earlier of 2016 or the most recent year of termination; provided that the Integration Level multiplied by twelve shall not exceed Social Security Covered Compensation; and further provided, if the Participant terminates employment on or after September 1, 2000, the Integration Level shall be determined using the Social Security Wage Base in effect for the earlier of 2016, or the year which includes the Participant’s first employment termination date on or after September 1, 2000, rather than the most recent year of termination.

1.31	Normal Retirement Benefit

“Normal Retirement Benefit” has the meaning set forth in Section 4.2.

1.32	Normal Retirement Date

“Normal Retirement Date” has the meaning set forth in Section 3.1.

1.33	Participant

“Participant” means any Eligible Employee who qualifies for participation pursuant to Section 2.1 or 2.2. A nonvested Participant shall cease to be a Participant upon termination. A vested Participant shall cease to be a Participant when his or her benefit payments from the Plan are completed.

1.34	Partner

“Partner” means a person who is not a Spouse and who is a same-sex domestic partner of a Participant, if the Participant has submitted an affidavit to the Pension Committee, in the form required by the Pension Committee, in which the Participant establishes that the Participant and the domestic partner are either:

(a)	registered with a state as domestic partners; or

(b)	not registered with a state as domestic partners, but:

(i)	are of the same sex;

(ii)	have been in an established domestic partnership for at least six months;

(iii)	are the sole domestic partner of each other and intend to remain so indefinitely;

(iv)	live together and intend to do so indefinitely;

(v)	are jointly responsible for each other’s welfare and common financial obligations;

(vi)	are not legally married to anyone else;

(vii)	are not related by blood to a degree that would prohibit legal marriage; and

(viii)	are of at least the age of legal consent in the state in which they live.

A Participant who declares a same sex Partner under this Section shall agree that, if the Participant or Partner no longer meets the requirements for Partner status, the Participant will file with the Pension Committee a written statement of termination of Partner status within 30 days of the date Partner status ends. A Partner’s entitlement to benefits under the Plan will terminate at midnight on the date Partner status ends, as declared in writing by the Participant.

The Pension Committee may require the Participant to provide reasonable documentation or other evidence of the continuing Partner relationship from time to time. A Participant’s failure to provide any documentation or other evidence reasonably required by the Pension Committee to establish or prove the continuation of the Partner relationship shall result in the loss of any benefits which might otherwise be available to that Participant’s Partner.

The Pension Committee shall be entitled to rely exclusively on the Participant’s representations concerning his or her status under this provision. This provision does not create any rights in persons other than Participants in the Plan.

1.35	Pension Committee

“Pension Committee” means the Committee as from time to time constituted and appointed to administer the Plan by the Senior Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc., pursuant to Section 10.2.

1.36	Pension Starting Date

“Pension Starting Date” means (i) the first day of the month for which a Plan benefit is payable as an annuity, or (ii) in the case of a Plan benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.37	Plan

“Plan” means the Plum Creek Pension Plan including Part A for employees paid on a salaried basis and Part B for employees paid on an hourly basis, either in its previous or present form or as amended from time to time.

1.38	Plan Administrator

“Plan Administrator” means the person or entity designated in Article X to administer the Plan.

1.39	Plan Year

“Plan Year” initially means the period commencing March 30, 1990, and ending December 31, 1990, and thereafter means the 12 month period commencing each January 1 and ending each December 31. Notwithstanding the foregoing, for purposes of determining Credited Service under Section 1.13, the first Plan Year shall also include January 1, 1990, through March 29, 1990.

1.40	Predecessor Plan

“Predecessor Plan” initially means the Burlington Resources Inc. Pension Plan and its predecessor plans, including, without limitation, the Burlington Northern Inc. Pension Plan. In the event the Plan recognizes service under other predecessor plans, the term “Predecessor Plan” shall also include other plans as provided from time to time in appendices to this Plan. “Predecessor Plan,” as to any Participant, shall mean only the particular Predecessor Plan that covered such Participant immediately prior to this Plan.

1.41	Retirement Date

The Retirement Date for a Participant shall be one of the dates specified in Section 3.1, 3.2 or 3.3, on which benefits are to commence.

1.42	Social Security Covered Compensation

“Social Security Covered Compensation” means the Participant’s average (without indexing) annual Social Security Taxable Wage Base for each calendar year during the 35-year period ending with the calendar year in which the Participant attains (or will attain) his or her Social Security Retirement Age.

A Participant’s Social Security Covered Compensation shall be adjusted for each Plan Year. In determining a Participant’s Social Security Covered Compensation for a Plan Year, the Social Security Wage Base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the Social Security Wage Base in effect as of the earlier of the beginning of the Plan

Year for which the determination is being made or 2016. A Participant’s Social Security Covered Compensation for a Plan Year after the 35-year period described above is the Participant’s Social Security Covered Compensation for the Plan Year during which the Participant attained Social Security Retirement Age. A Participant’s Social Security Covered Compensation for a calendar year before the 35-year period is the Social Security Wage Base in effect as of the beginning of the Plan Year.

1.43	Social Security Retirement Age

“Social Security Retirement Age” means the following ages depending on the Participant’s year of birth: age 65 for Participants born prior to 1938, age 66 for Participants born after 1937 but prior to 1955, and age 67 for Participants born after 1954.

1.44	Social Security Taxable Wage Base

“Social Security Taxable Wage Base” means the maximum annual amount of earnings which are subject to Old Age Survivors and Disability Insurance taxes for any calendar year.

1.45	Spouse

“Spouse” means the person to whom a Participant is legally married under federal law, and who is treated as a spouse under the Code.

1.46	Trust or Trust Fund

“Trust” or “Trust Fund” means the trust fund into which shall be paid all contributions and from which all benefits shall be paid under this Plan.

1.47	Trustee

“Trustee” means the trustee or trustees who receive, hold, invest, and disburse the assets of the Trust in accordance with the terms and provisions set forth in a trust agreement.

1.48	Vested Termination Benefit

“Vested Termination Benefit” has the meaning set forth in Section 4.5.

1.49	Vested Termination Date

“Vested Termination Date” has the meaning set forth in Section 3.4.

1.50	Year of Service

“Year of Service” means each calendar year in which an employee has 1,000 or more Hours of Service. An Employee’s Years of Service shall also include all periods of Credited Service pursuant to Section 1.13 which are not otherwise included pursuant to this Section.

Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer will be treated as service for the Employer, to the extent required by the Code.

Notwithstanding the foregoing, in no event shall a Participant’s Years of Service on the Effective Date be less than his or her Years of Service on March 29, 1990, under the Burlington Resources Inc. Pension Plan.

In addition, notwithstanding the foregoing, a Participant who was employed by one of the following companies on the date the Employer acquired some of its assets (an “acquired company”) who began participation in the Plan on the date indicated, shall also be credited with a Year of Service for vesting for each calendar year in which such Participant had 1,000 or more Hours of Service with the acquired company. In no event shall an Employee be credited with more than one Year of Service performed by the Employee for the acquired company and the Employer during the same calendar year.

Acquired Company	Acquisition Date	Participation Date
Riverwood International Corporation	October 17, 1996	October 18, 1996
Canfor USA	May 31, 1998	June 1, 1998
S.D. Warren	November 12, 1998	November 13, 1998
Escanaba Timber LLC	November 15, 2005	November 16, 2005
MeadWestvaco Corporation	December 6, 2013	December 7, 2013

Plum Creek Timber Company Inc. acquired certain assets from Georgia-Pacific Corporation, North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GWP Timber, Inc., LRFP Timber, Inc. and NPC Timber, Inc. which are collectively referred to as “The Timber Company”. Notwithstanding the foregoing Years of Service for vesting purposes for a Participant who was employed by The Timber Company on October 6, 2001, who began participation in the Plan on October 7, 2001, shall be determined as if the Participant’s period of employment with The Timber Company and the other members of the controlled group which includes The Timber Company was service for an Employer.

1.51	Additional Definitions in Plan

The following terms are defined in the following sections of the Plan:

Section

Accumulated Benefit	4.1(a)
Aggregate Account	9.2(e)
Aggregation Group	9.2(h)
Benefit Notice	5.4(a)
Cash Account	4.1(a)(i)
Cash Account Benefit	4.1(a)
Determination Date	9.2(c)
Highly Compensated Employee	8.1(c)(i)
Investment Manager	13.5
Joint and Survivor Annuity	5.1(b)
Key Employee	9.2(g)
Lump Sum	5.1(c)
Minimum Benefit	4.1(b)
Present Value of Accrued Benefits	9.2(f)
Requested Date	5.4(a)
Required Beginning Date	10.5(c)
Retirement Benefit	4.1
Retroactive Pension Starting Date	5.4(c)
Single Life Annuity	5.1(a)
Top Heavy	9.2(a)
Unit Award Offset	4.1(c)
Valuation Date (for Top Heavy)	9.2(d)

ARTICLE II

PARTICIPATION

2.1	Eligibility for Participation

Each Eligible Employee shall become a Participant under this Plan on the later of the Effective Date or the first Entry Date coinciding with or next following completion of a 12-consecutive-month-period within which the Employee has at least 1,000 Hours of Service. The 12-month period used for this determination shall start on the Employee’s Employment Commencement Date and the first day of each Plan Year thereafter.

Notwithstanding the foregoing, each Employee who was employed by one of the following companies on the date the Employer acquired some of its assets (an “acquired company”) who became an Eligible Employee on the following day shall become a Participant under this Plan on the date indicated below:

Acquired Company	Acquisition Date	Participation Date
Riverwood International Corporation	October 17, 1996	October 18, 1996
Canfor USA	May 31, 1998	June 1, 1998
S.D. Warren	November 12, 1998	November 13, 1998
Escanaba Timber LLC	November 15, 2005	November 16, 2005
MeadWestvaco Corporation	December 6, 2013	December 7, 2013
The Timber Company*	October 6, 2001	October 7, 2001

* Plum Creek Timber Company Inc. acquired certain assets from Georgia-Pacific Corporation, North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GWP Timber, Inc., LRFP Timber, Inc. and NPC Timber, Inc. which are collectively referred to as “The Timber Company”.

Notwithstanding any Plan term to the contrary, no Eligible Employee shall become a Plan Participant on or after the Closing Date.

2.2	Reemployment After Termination

Upon the reemployment of a terminated Participant as an Eligible Employee or in the event a former Participant again becomes an Eligible Employee, he or she shall immediately become an Active Participant.

An Employee who terminates prior to becoming a Participant and is later reemployed shall become a Participant upon satisfying the requirements of Section 2.1. In the event 1,000 Hours of Service were earned during a 12-month period described in Section 2.1 prior to termination, such service shall be forfeited for purposes of this Article II only if the Participant:

a.	had fewer than three Years of Service on January 1, 2000;

b.	terminates employment on or after January 1, 2000; and

c.	incurs five consecutive Breaks-in-Service.

2.3	Change of Employment Status

If a person who is not a Participant becomes an Eligible Employee because of a change in employment status, such person shall become a Participant upon the later of i) the date he or she would otherwise become a Participant under Section 2.1 or, ii) the date he or she becomes an Eligible Employee.

ARTICLE III

RETIREMENT DATES

3.1	Normal Retirement Date

The Normal Retirement Date for a Participant shall be the first day of the month coinciding with or next following the attainment of age 65. A Participant who terminates on or before his or her Normal Retirement Date with a vested Accrued Benefit shall receive his or her benefit as of the Normal Retirement Date, unless: (a) such Participant elects to commence benefits on a later date under Section 10.5(b), which is not later than the Required Beginning Date; (b) such Participant qualifies for and elects to receive benefits at an Early Retirement Date or a Vested Termination Date; or (c) such Participant has received a Lump Sum distribution pursuant to Section 10.7(c).

3.2	Early Retirement Date

Each Participant who terminates employment after attaining age 55 and completing 10 years of Credited Service may elect in writing, an Early Retirement Date. Such Early Retirement Date shall be the first day of any month before the Normal Retirement Date and on or after the date of termination of employment.

In the event an hourly Participant transfers to salaried status or a salaried Participant transfers to hourly status, he or she shall be deemed to satisfy the 10 years of Credited Service requirement if such Participant has completed at least 10 Years of Service, determined without regard to any service recognized under Section 1.50 which occurred prior to the date the Participant became an Employee.

3.3	Deferred Retirement Date

The Deferred Retirement Date for a Participant who continues working after the Normal Retirement Date shall be the first day of the month coinciding with or next following his or her termination date; provided, however, the Deferred Retirement Date shall not be later than the Participant’s Required Beginning Date. A Participant who continues to work after the Normal Retirement Date shall receive his or her benefit as of the Deferred Retirement Date, unless such Participant elects to commence benefits on a later date under Section 10.5(b), which is not later than the Required Beginning Date.

3.4	Vested Termination Date

In lieu of a Retirement Benefit, a Participant who is vested and terminates prior to retirement may elect in writing upon termination of employment, to receive the Vested Termination Benefit on a Vested Termination Date, which shall be the first day of any month coinciding with or following termination of employment and before the Participant’s Normal Retirement Date. A Participant may elect any prospective Vested Termination Date that falls within this window period. A Participant may also elect a retroactive Vested Termination Date subject to the limitations on electing a Retroactive Pension Starting Date in Section 5.4.

ARTICLE IV

RETIREMENT BENEFITS

4.1	Retirement Benefit

A Participant’s benefit shall equal his or her vested Retirement Benefit as of his or her Retirement or Vested Termination Date. The Retirement Benefit, expressed as a Single Life Annuity as of any date, shall equal (i) the greater of the Cash Account Benefit or the Minimum Benefit, if any, payable as of such date; (ii) offset by the Unit Award Offset and (iii) further offset by the Actuarial Equivalent value of any prior distribution. The Cash Account Benefit, Minimum Benefit and Unit Award Offset are described below.

Notwithstanding the foregoing, in the event a vested Participant terminates employment prior to September 1, 2000, and returns as an Eligible Employee after September 1, 2000, his or her Retirement Benefit expressed as a Single Life Annuity as of any date following rehire as an Eligible Employee shall be determined in accordance with Section 4.6.

Further notwithstanding the foregoing, for a Participant who is entitled to the benefit described in Section 4.8, the Participant’s Retirement Benefit expressed as a Single Life Annuity as of any date, shall not be less than the benefit determined in accordance with Section 4.8, as of such date.

Notwithstanding any Plan terms to the contrary, a Participant’s Accrued Benefit shall cease to accrue as of the Freeze Date and no further benefits (other than interest credits to a Participant’s Cash Account pursuant to Section 4.1(a)(iv)) shall accrue with respect to any Participant after that date. For clarity, interest credits pursuant to Section 4.1(a)(iv) shall not cease on the Freeze Date. A Participant’s Accrued Benefit shall be determined as if the Participant terminated employment on the earlier of his or her actual date of termination of employment or the Freeze Date, and shall not take into account Earnings after the Freeze Date, or Credited Service after the Freeze Date.

(a)	Cash Account Benefit

For purposes of determining a Participant’s Accrued Benefit under Section 1.1 and the Participant’s Retirement Benefit, both expressed as a Single Life Annuity payable at the Participant’s Normal Retirement Date, the Cash Account Benefit determined under Section 4.1(a) is determined in accordance with this paragraph. For a Participant who has not reached the Normal Retirement Date, the Participant’s Cash Account Benefit is the Cash Account balance as of the date of determination, projected to the Normal Retirement Date using the interest rate under Section 4.1(a)(iv) in effect for the Plan Year that includes the determination date, with the result converted to an Actuarially Equivalent monthly Single Life Annuity. For a Participant who has reached the Normal Retirement Date, the Participant’s Cash Account Benefit is the monthly Single Life Annuity that is Actuarially Equivalent to the Participant’s Cash Account balance as of the determination date.

A Participant’s accrued Cash Account Benefit payable as of any date in the form of a monthly Single Life Annuity shall be Actuarially Equivalent to the Participant’s Cash Account balance, as of such date. A Participant’s “Accumulated Benefit” with respect to the Cash Account as of any date shall equal his or her Cash Account balance as of such date, pursuant to Treasury Regulations Section 1.411(b)(5)-1(b)(1)(i).

(i)	Cash Account

(A)	Opening Cash Account

A Cash Account shall be established on behalf of each individual who is an Eligible Employee on September 1, 2000, which shall be credited with the Lump Sum amount which is Actuarially Equivalent to the Participant’s Accrued Benefit on December 31, 1999, payable at the Normal Retirement Date. In the event an Eligible Employee has no Accrued Benefit on December 31, 1999, because he or she did not become a Participant pursuant to Section 2.1 prior to that date, the Lump Sum amount credited to his or her Cash Account shall be Actuarially Equivalent to the amount that would have been equal to the Participant’s Accrued Benefit on December 31, 1999, determined as if he or she had been a Participant on such date taking into account his or her Credited Service and Earnings as of December 31, 1999.

In addition, a Cash Account shall be established on behalf of each Participant who becomes an Eligible Employee after September 1, 2000, and such accounts shall have a zero opening balance.

(B)	After Benefits Commence

Once benefits commence, a Participant’s Cash Account balance shall be zero and the Cash Account shall be closed. If a Participant commences benefits in service following age 70½, his or her Cash Account shall be closed upon benefit commencement and a new Cash Account shall be established for the Participant, with a zero opening balance, to record new pay and interest credits earned after benefits commence.

(ii)	Pay Credit

Notwithstanding the following, no amounts will be credited to Participant Cash Account pursuant to this Section based on Earnings after the Freeze Date.

An amount equal to a percentage of Earnings shall be credited to the Cash Account of each Participant as described below in (A), (B) and (C). The applicable percentage is shown in the Table in (D) and is based on the Participant’s age in whole years as of the immediately preceding December 31.

(A)	Upon becoming a Participant on or after January 1, 2001, each Participant shall receive a pay credit as of the last day of the preceding Plan Year based on Earnings during the preceding Plan Year; and

(B)
each Participant who is an Employee on the last day of a Plan Year commencing on and after January 1, 2000, shall receive a pay credit as of such last day of the Plan Year based on Earnings during that Plan Year; and

(C)
each Participant who terminates employment on or after September 1, 2000, during a Plan Year shall receive a pay credit as of his or her employment termination date based on Earnings during that Plan Year.

(D)

Age on the preceding December 31:	Applicable Percentage of Earnings:

under 30	4.0%
30-39	4.5%
40-49	5.0%
50-59	5.5%
60 +	6.0%

(iii)	Extra Pay Credit

Notwithstanding the following, no amounts will be credited to Participant Cash Account pursuant to this Section based on Earnings after the Freeze Date.

An amount equal to a percentage of Earnings during a Plan Year which exceed the Social Security Taxable Wage Base for that Plan Year shall be credited to the Cash Account of each Participant as described below in (A), (B) and (C). The applicable percentage is shown in the Table in (D) and is based on the Participant’s age in whole years as of the immediately preceding December 31.

(A)	Upon becoming a Participant on or after January 1, 2001, each Participant shall receive a pay credit as of the last day of the preceding Plan Year based on Earnings during the preceding Plan Year; and

(B)
each Participant who is an Employee on the last day of a Plan Year commencing on and after January 1, 2000, shall receive a pay credit as of such last day of the Plan Year based on Earnings during that Plan Year; and

(C)
each Participant who terminates employment on or after September 1, 2000, during a Plan Year shall receive a pay credit as of his or her employment termination date based on Earnings during that Plan Year.

(D)

Age on the preceding December 31:	Applicable Percentage of Earnings:

under 30	4.0%
30-39	4.5%
40-49	5.0%
50-59	5.5%
60 +	6.0%

(iv)	Interest Credit

A Participant’s Cash Account balance shall be credited with interest as of the last day of each Plan Year commencing on and after January 1, 2000, and prior to the Participant’s Pension Starting Date and as of the Participant’s Pension Starting Date. The annual interest rate for a Plan Year shall be the greater of the interest rate specified in Section 1.3(c) or 0.39 percent. The amount of the interest credit shall be the product of the interest rate multiplied by the Cash Account balance on the first day of the Plan Year, provided that if the interest is credited as of a mid-year Pension Starting Date, this amount shall be prorated to reflect the fraction of the Plan Year from January 1 through the Pension Starting Date.
No interest shall be credited to a Participant’s Cash Account for periods after the Participant’s Pension Starting Date.

(b)	Minimum Benefit

Notwithstanding the following, Earnings after the Freeze Date and Credited Service after the Freeze Date shall not be taken into account in calculating a Participant’s Minimum Benefit pursuant to this Section.

Notwithstanding any Plan provisions to the contrary, only an individual who was an Eligible Employee on September 1, 2000, according to the Plan terms in effect on September 1, 2000, shall be entitled to accrue a Minimum Benefit after September 1, 2000. Further, such an Eligible Employee shall only accrue a Minimum Benefit until he or she first ceases to be an Eligible Employee on or after September 1, 2000.

Notwithstanding any other Plan provision, in the event a Participant accrues a Minimum Benefit after September 1, 2000, then ceases to be an Eligible Employee and later is rehired as an Eligible Employee, such Participant shall not accrue any additional Minimum Benefit following rehire.

The Minimum Benefit for any Participant, expressed as a monthly Single Life Annuity commencing at Normal Retirement Date, shall equal 1.1 percent of Final Average Monthly Earnings plus 0.5 percent of Final Average Monthly Earnings which exceed the Integration Level, multiplied by the Participant’s Credited Service up to a maximum of 30 years.

The Minimum Benefit from this Plan for a Participant who was a salaried Employee of Plum Creek Inc. shall never be less than his or her benefit accrued under the Plum Creek Inc. Salaried and Clerical Employees’ Pension Trust, Arden Lumber Company Salaried and Clerical Employees’ Pension Trust, Ksanka Lumber Company Salaried and Clerical Employees’ Pension Trust, and Royal Logging Company Salaried and Clerical Employees’ Pension Trust as applicable, as of December 31, 1982, plus his or her benefit accrued under this Plan based on years of Credited Service between January 1, 1983, and termination of employment; provided, however, that for purposes of this minimum benefit, the Early Retirement reduction factors as in effect on December 31, 1982, under the Plum Creek Inc. Salaried and Clerical Employees’ Pension Trust, Arden Lumber Company Salaried and Clerical Employees’ Pension Trust, Ksanka Lumber Company Salaried and Clerical Employees’ Pension Trust, and Royal Logging Salaried and Clerical Employees’ Pension Trust shall be applicable with respect to the minimum benefit specified above as applicable, accrued as of December 31, 1982.

Notwithstanding the foregoing, a Participant who is in salary grade 40 or higher shall not accrue any additional Minimum Benefit after December 31, 2007. A Participant who is promoted to salary grade 40 or higher after December 31, 2007, shall not accrue any additional Minimum Benefit after the end of the Plan Year in which the promotion occurs.

(c)	Unit Award Offset

For a Participant listed in Appendix III, the Unit Award Offset payable as of any date in the form of a monthly Single Life Annuity shall be Actuarially Equivalent to the Participant’s Unit Award Benefit shown in Appendix III, determined as of such date. For purposes of this offset, the Actuarial Equivalent definition in Section 1.3(c) shall apply.

4.2	Normal Retirement Benefit

A Participant’s monthly Normal Retirement Benefit shall equal his or her vested Retirement Benefit payable at Normal Retirement Date and then adjusted for form of payment.

4.3	Early Retirement Benefit

(a)	General

A Participant’s Early Retirement Benefit payable on an Early Retirement Date shall equal the amount in (i) offset by the amount in (ii) below; provided that, such amount shall not be less than the amount determined under Section 4.8 if applicable to the Participant, and then adjusted for form of payment:

(i)	the greater of:

(A)
his or her vested Cash Account Benefit as of the Early Retirement Date determined pursuant to Section 4.1(a) (which is the monthly Single Life Annuity commencing on the Early Retirement Date that is Actuarially Equivalent to the Cash Account as of such date), or

(B)
the Participant’s vested Minimum Benefit determined pursuant to Section 4.1(b) as of the Early Retirement Date multiplied by the applicable percentage shown below (prorated to months of age at Early Retirement Date):

Age on Early            Applicable
Retirement Date        Percentage

62-65                100%
61                95%
60                90%
59                85%
58                80%
57                75%
56                68%
55                62%

Notwithstanding the foregoing, a Participant’s vested Minimum Benefit determined pursuant to Section 4.1(b) as of the Participant’s Early Retirement Date shall not be less than the Actuarial Equivalent of the Participant’s vested Minimum Benefit determined as of the Participant’s Normal Retirement Date, based on the factors specified in Section 1.3(a).

(ii)	the Unit Award Offset determined pursuant to Section 4.1(c) as of the Early Retirement Date (which is the monthly Single Life Annuity commencing on the Early Retirement Date).

(b)	Supplemental Early Retirement Benefit

Participants who satisfy the following conditions, shall receive a monthly supplemental early retirement benefit which is payable from the Participant’s Early Retirement Date until the Participant attains age 62:

(i)	the Participant was an Eligible Employee on September 1, 2000,

(ii)	the Participant’s salary grade is 39 or below at termination of employment,

(iii)	the Participant is under age 62 on his or her Early Retirement Date, and

(iv)	the Participant elects to receive benefits in the form of a Single Life Annuity or a Joint and Survivor Annuity.

This monthly benefit shall equal 1 percent of Final Average Monthly Earnings up to the Integration Level, multiplied by Credited Service up to a maximum of 30 years, adjusted for form of payment.

4.4	Deferred Retirement Benefit

A Participant’s Deferred Retirement Benefit payable on a Deferred Retirement Date shall equal the amount in (i) offset by the amount in (ii) below; provided that, such amount shall not be less than the amount determined under Section 4.8 if applicable to the Participant, and then adjusted for form of payment:

(i)	the greater of:

(A)
his or her vested Cash Account Benefit as of the Deferred Retirement Date determined pursuant to Section 4.1(a) (which is the monthly Single Life Annuity commencing on the Deferred Retirement Date that is Actuarially Equivalent to the Cash Account as of such date), or

(B)	the Participant’s vested Minimum Benefit determined pursuant to Section 4.1(b) as of the Deferred Retirement Date, taking into account Credited Service and Earnings beyond Normal Retirement Date.

(ii)	the Unit Award Offset (which is the monthly Single Life Annuity commencing on the Deferred Retirement Date).

In no event shall the Deferred Retirement Benefit provided under this paragraph be less than the Retirement Benefit to which the Participant would have been entitled if he or she had actually retired on the Normal Retirement Date, Actuarially increased to reflect the delayed commencement past Normal Retirement Date. The actuarial factors in Section 1.3(a) shall apply for purposes of this calculation.

In the event a Participant continues working after the Participant’s Required Beginning Date, the Deferred Retirement Benefit shall be recalculated and adjusted annually in the manner described in Section 4.6(a), and for this purpose the Participant shall be deemed to have terminated employment and commenced receiving benefits as of the date benefits commence following the Required Beginning Date and then become re-employed on the following day.

4.5	Vested Termination Benefit

A Participant’s Vested Termination Benefit payable on a Vested Termination Date shall equal the amount in (i) offset by the amount in (ii) below; provided that, such amount shall not be less than the amount determined under Section 4.8 if applicable to the Participant, and then adjusted for form of payment:

(i)	the greater of:

(A)
his or her vested Cash Account Benefit as of the Vested Termination Date (which is the monthly Single Life Annuity commencing on the Vested Termination Date that is Actuarially Equivalent to the Cash Account as of such date), or

(B)	the Participant’s vested Minimum Benefit determined pursuant to Section 4.1(b) as of the Participant’s Vested Termination Date reduced by 1/180 for each of the first 60 months by which the Vested Termination Date precedes the Normal Retirement Date, and reduced by 1/360 for each of the next 60 months by which the Vested Termination Date precedes the Normal Retirement Date, and reduced Actuarially for each month by which the Vested Termination Date precedes the first day of the month coincident with or next following the Participant’s 55th birthday. For purposes of this reduction, the Actuarial Equivalent definition in Section 1.3(a) shall apply. Notwithstanding the foregoing, a Participant’s vested Minimum Benefit determined pursuant to Section 4.1(b) as of the Participant’s Vested Termination Date shall not be less than the Actuarial Equivalent of the Participant’s vested Minimum Benefit determined as of the Participant’s Normal Retirement Date, based on the factors specified in Section 1.3(a).

(ii)	the Unit Award Offset (which is the monthly Single Life Annuity commencing on the Vested Termination Date).

4.6	Reemployment After Termination

(a)	Vested Participant Who Received No Distribution

In the event a vested Participant A) is reemployed before September 1, 2000, and B) received no distribution upon initial termination, his or her Retirement Benefit shall be determined by aggregating Years of Service during the first and subsequent periods of employment. Also, Credited Service during the first and subsequent periods of employment shall be aggregated for purposes of calculating the opening Cash Account pursuant to Section 4.1(a)(i)(A) and the Minimum Benefit (if the Minimum Benefit accrues after September 1, 2000) and determining whether a Participant is eligible for Early Retirement pursuant to Section 3.2.

In the event a vested Participant A) terminates after September 1, 2000, and is reemployed after September 1, 2000, and B) received no distribution upon initial termination, his or her Retirement Benefit shall be determined by aggregating Years of Service during the first and subsequent periods of employment. Also, Credited Service during the first period of employment shall be recognized, but no further Credited Service shall accrue after reemployment for purposes of determining the Participant’s Minimum Benefit. Such Participant’s Cash Account, if any, upon initial termination shall continue to be credited with interest pursuant to Section 4.7 prior to rehire and following rehire shall continue to be credited with pay credits and interest credits pursuant to Section 4.1(a).
In the event a vested Participant A) terminates before September 1, 2000, and is reemployed after September 1, 2000, and B) received no distribution upon initial termination, his or her Retirement Benefit shall be determined by aggregating Years of Service during the first and subsequent periods of employment. Also, Credited Service during the first period of employment shall be recognized, but no further Credited Service shall accrue after reemployment for purposes of determining the Participant’s Minimum Benefit. A Cash Account with an opening balance shall be established for such Participant. The opening balance shall equal the Lump Sum amount which is Actuarially Equivalent to the Participant’s vested Accrued Benefit payable at Normal Retirement Date, determined as of the Participant’s rehire date using the interest rate and mortality table in Section 1.3(c) for the Plan Year in which the Participant is rehired.

(b)	Vested Participant Who Received a Distribution

In the event a vested Participant received a distribution of benefits upon initial termination and becomes reemployed, his or her Retirement Benefit shall be determined and paid as described below:

(i)	in the event such Participant commenced annuity payments, such annuity payments shall continue during the period of reemployment;

(ii)
the Participant shall not accrue any additional Minimum Benefit based on Credited Service and Earnings during reemployment. However, upon subsequent termination, the Participant’s Minimum Benefit shall be redetermined if the benefit which commenced following the Participant’s initial termination was a Vested Termination Benefit and the Participant satisfies the conditions for an Early Retirement Benefit upon the subsequent termination. In this event, the Participant’s Early Retirement Benefit shall be offset by the Actuarial Equivalent value of prior distributions, but shall not be reduced below the amount payable upon initial termination, and shall be paid in the form elected by the Participant upon the subsequent termination. For purposes of this offset, the Actuarial Equivalent definition in Section 1.3(a) shall apply;

(iii)	Credited Service prior to and following reemployment shall be considered for purposes of satisfying the requirements for an Early Retirement Date pursuant to Section 3.2;

(iv)	Years of Service prior to reemployment shall be considered;

(v)	a new Cash Account shall be established upon reemployment with a zero opening balance. The Participant’s Retirement Benefit earned during reemployment shall be his or her Cash Account Benefit;

(vi)
upon subsequent retirement, the initial benefit shall continue to be paid in the initial form of payment elected, except a new form of payment may be elected pursuant to Section 4.6(b)(ii) above, and the additional benefit earned during reemployment may be paid in any form elected by the Participant pursuant to Article V; and

(vii)
in the event the Participant is eligible for a Deferred Retirement Benefit upon subsequent retirement, only the portion of the benefit earned during the period of reemployment shall be considered a Deferred Retirement Benefit.

(c)	Nonvested Participant

In the event a nonvested Participant terminates at a time when the present value of his or her vested Retirement Benefit is zero, the Employee shall be deemed to have received a distribution of such Retirement Benefit upon termination pursuant to Section 7.2(b) and shall no longer be a Participant. If the individual becomes reemployed before incurring five consecutive Breaks-in-Service, his or her Cash Account shall be restored to the amount of such Cash Account on the date of the deemed distribution plus the amount of interest that would have been credited to such Cash Account pursuant to Section 4.1(a)(iv) if the deemed distribution had not occurred, and his or her Retirement Benefit shall be determined by aggregating Years of Service and Credited Service during the first and subsequent periods of employment. If the individual becomes reemployed after five consecutive Breaks-in-Service his or her Cash Account, Years of Service and Credited Service prior to reemployment shall be disregarded for purposes of determining his or her Retirement Benefit earned during reemployment unless the Participant had at least three Years of Service on January 1, 2000. If a Participant had at least three Years of Service on January 1, 2000, and is reemployed after a Break-in-Service, all service before and after the Break-in-Service shall be aggregated pursuant to Section 7.2(c).

In no event shall the benefit upon subsequent retirement, prior to any reduction for previously received benefits, be less than the initial Retirement Benefit.

4.7	Benefits For Terminated Participants

Benefits under the Plan shall be determined and paid in accordance with the provisions of the Plan in effect on the most recent date of a termination of employment; provided that interest shall continue to be credited to a Participant’s Cash Account following termination, on the same basis as interest is credited to the Cash Accounts of Active Participants pursuant to Section 4.1(a)(iv), until the terminated Participant’s Pension Starting Date.

Notwithstanding the foregoing, a Participant who terminated employment prior to September 1, 2000, may elect a lump sum form of payment in accordance with Section 5.1(c).

4.8	Special Provision for Participants in Salary Grade 40 or Higher

Notwithstanding the foregoing provisions of this ARTICLE IV, for a Participant who ceased to accrue a Minimum Benefit under the provisions of Section 4.1(b) because he or she was in salary grade 40 or higher at any time after December 31, 2007, his or her Normal, Early or Deferred Retirement Benefit, or Vested Termination Benefit, whichever applies, in the form of Single Life Annuity shall not be less than the sum of:

(a)
his or her Minimum Benefit expressed in the form of a Single Life Annuity commencing at Normal Retirement Date determined under Section 4.1(b), adjusted for commencement earlier or later than the Normal Retirement Date as described in Section 4.3(a)(i)(B), Section 4.4(i)(B), or 4.5(i)(B), as applicable; plus

(b)
the Cash Account Benefit he or she would have accrued under Section 4.1(a) after the date that the Participant ceased to accrue a Minimum Benefit due the provisions of Section 4.1(b), determined as if he or she had a Cash Account balance of zero on the date that the Participant ceased to accrue a Minimum Benefit due to the provisions of Section 4.1(b) and received pay credits pursuant to Section 4.1(a)(ii) and 4.1(a)(iii), and interest credits pursuant to Section 4.1(a)(iv) after that date;

offset by the Unit Award Offset determined pursuant to Section 4.1(c) commencing on the Normal, Early or Deferred Retirement Date, or Vested Termination Date, whichever applies, and further offset by the Actuarial Equivalent of any prior distribution.

ARTICLE V

FORMS OF PAYMENT

5.1	Forms of Payment

The following forms of benefit payments are available under this Plan:

(a)	Single Life Annuity

A “Single Life Annuity” which provides monthly payments from the Retirement Date or Vested Termination Date to the first of the month preceding death. The amount of the monthly benefit shall equal the monthly Normal, Early or Deferred Retirement Benefit or Vested Termination Benefit, whichever applies.

(b)	Joint and Survivor Annuity

A reduced “Joint and Survivor Annuity” which provides monthly payments to a married Participant, or a Participant with a Partner, from the Retirement Date or Vested Termination Date to the first of the month preceding death. Following the Participant’s death, a benefit equal to 25 percent, 50 percent, 75 percent or 100 percent of the reduced amount payable to the Participant shall be payable for life to the Participant’s Spouse or Partner, if living at the time of the Participant’s death. A Participant who elects a Normal, Early or Deferred Retirement Benefit, or Vested Termination Benefit, may elect which percentage shall be payable to the Spouse or Partner.

If the Spouse or Partner dies after the Participant’s benefit begins, the Participant’s payments will be in the same reduced amount as is otherwise payable under the Joint and Survivor Annuity. If the Spouse or Partner dies prior to the date as of which the Participant’s benefit begins, any election of a form of benefit under this Section 5.1(b) shall be automatically canceled. If the Participant dies prior to the date as of which his or her benefit is to begin, the Spouse or Partner shall not be entitled to receive any payments under this Section 5.1(b). However, a Spouse or Partner may be entitled to a benefit under Section 6.1.

(i)
The monthly benefit payable to the Participant under a 25 percent Joint and Survivor Annuity shall be equal to the Participant’s benefit payable in the form of a Single Life Annuity multiplied by the following factor (not to exceed 1):

FACTOR = .93 ‑ .0025 x (AGE DIFFERENCE) where AGE DIFFERENCE is the Participant’s age less the Spouse’s age or Partner’s age (computed to the birthdate anniversary nearest the Retirement Date or Vested Termination Date, whichever applies).

(ii)
The monthly benefit payable to the Participant under a 50 percent Joint and Survivor Annuity shall be equal to the Participant’s benefit payable in the form of a Single Life Annuity multiplied by the following factor (not to exceed 1):

FACTOR = .87 ‑ .005 x (AGE DIFFERENCE) where AGE DIFFERENCE is the Participant’s age less the Spouse’s age or Partner’s age (computed to the birthdate anniversary nearest the Retirement Date or Vested Termination Date, whichever applies).

(iii)
The monthly benefit payable to the Participant under a 75 percent Joint and Survivor Annuity shall be equal to the Participant’s benefit payable in the form of a Single Life Annuity multiplied by the following factor (not to exceed 1):

FACTOR = .82 ‑ .006 x (AGE DIFFERENCE) where AGE DIFFERENCE is the Participant’s age less the Spouse’s age or Partner’s age (computed to the birthdate anniversary nearest the Retirement Date or Vested Termination Date, whichever applies).

(iv)
The monthly benefit payable to the Participant under a 100 percent Joint and Survivor Annuity shall be equal to the Participant’s benefit payable in the form of a Single Life Annuity multiplied by the following factor (not to exceed 1):

FACTOR = .79 ‑ .0075 x (AGE DIFFERENCE) where AGE DIFFERENCE is the Participant’s age less the Spouse’s age or Partner’s age (computed to the birthdate anniversary nearest the Retirement Date or Vested Termination Date, whichever applies).

Notwithstanding the foregoing, effective for a Pension Starting Date on or after January 1, 2005, the amount payable under any Joint and Survivor Annuity form of payment shall not be less than the applicable Joint and Survivor Annuity benefit that is Actuarially Equivalent to the Participant’s Early, Normal or Deferred Retirement Benefit or Vested Termination Benefit payable in the form of a Single Life Annuity, as of such Pension Starting Date.

(c)	Lump Sum

A “Lump Sum” distribution which provides a single sum payment representing the Participant’s entire interest in the Plan. The amount of the single sum payment shall be the greatest of:

(i)	the Actuarial Equivalent present value of the Participant’s Minimum Benefit expressed as a Single Life Annuity, commencing at the Participant’s Normal Retirement Date;

(ii)	the Participant’s Cash Account balance; or

(iii)	the lump sum amount that is the Actuarially Equivalent present value of the Participant’s Early Retirement Benefit on August 31, 2000; provided such amount does not exceed $25,000.

Notwithstanding the foregoing, for a Participant who ceased to accrue a Minimum Benefit under the provisions of Section 4.1(b) because he or she was in salary grade 40 or higher at any time after December 31, 2007, the amount of the single sum payment shall not be less than the

Actuarially Equivalent present value of the Participant’s Normal Retirement Benefit, determined pursuant to Section 4.2 and Section 4.8, if applicable.

5.2	Automatic Form of Benefit

Unless a Participant elects otherwise, benefits shall be paid as provided below:

(a)	Married Participants

The qualified joint and survivor annuity under this Plan with respect to a married Participant shall be the 50 percent Joint and Survivor Annuity. Any Participant who is married on his or her Retirement Date or Vested Termination Date, whichever applies, shall automatically be deemed to have elected the 50 percent Joint and Survivor Annuity option, effective as of such date, with his or her Spouse as the joint annuitant.

A married Participant may reject the 50 percent Joint and Survivor Annuity option, by filing a written notice with the Pension Committee. Such initial notice, or any subsequent change, must specify the joint annuitant (if applicable) and form of payment elected. A married Participant may file a rejection notice or revoke any such notice during the time periods set forth in Section 5.4.

If a married Participant elects any form of payment other than the 50 percent, 75 percent or 100 percent Joint and Survivor Annuity with his or her Spouse as the joint annuitant, the Participant’s Spouse must sign a waiver of the Spouse’s right to receive the survivor benefits under a 50 percent Joint and Survivor Annuity. The Spouse’s signature must be notarized, or witnessed by a Plan representative.

(b)	Single Participants and Participants With a Partner

The qualified joint and survivor annuity under the Plan with respect to a single Participant or a Participant who has a Partner shall be the Single Life Annuity.

Any single Participant who does not have a Partner shall receive his or her Retirement or Vested Termination Benefits in the form of a Single Life Annuity, unless the Participant elects another form of payment. A single Participant who does not have a Partner may reject the Single Life Annuity option and elect a Lump Sum pursuant to Section 5.1 or revoke such election, by filing a written notice with the Pension Committee during the time periods set forth in Section 5.4.

Any Participant with a Partner shall receive his or her Retirement or Vested Termination Benefits in the form of a Single Life Annuity, unless the Participant elects another form of payment. A Participant with a Partner may reject the Single Life Annuity option and elect a Joint and Survivor Annuity or a Lump Sum pursuant to Section 5.1 or revoke such election, by filing a written notice with the Pension Committee during the time periods set forth in Section 5.4.

5.3	Limitation on Forms of Payment

A Participant may not elect a joint annuitant other than his or her Spouse or Partner. A Participant must elect a form of payment under which payments will be completed within the Participant’s and Beneficiary’s life times or within their life expectancies.

5.4	Benefit Notice, Benefit Election and Consent Requirements

(a)	Benefit Notice

A Participant who wishes to commence benefits must contact the Pension Committee and request the applicable notice and election forms and indicate a date on which he or she may want to commence benefits (the “Requested Date”). A Requested Date may only be the first day of a prospective month, except that a Participant who is age 65 or older may also choose a Requested Date which is his or her Normal Retirement Date or Deferred Retirement Date, whichever applies. Depending on the Participant’s election, his or her Requested Date and Pension Starting Date may be the same or different dates.

As soon as administratively feasible following a Participant’s request, the Pension Committee shall provide such Participant with a written notice, referred to as a “Benefit Notice.” The Benefit Notice shall be considered to be provided to the Participant on the date it is mailed to the Participant, or, if not mailed, the date it is actually received by the Participant. The Benefit Notice shall contain the following information:

(i)	the terms and conditions of the forms of payment available under the Plan and the relative values of the optional forms of payment;

(ii)	the Participant’s right to waive the automatic form of payment pursuant to Section 5.2;

(iii)	the requirement for Spouse consent to waiver of the automatic form of payment pursuant to Section 5.2;

(iv)	the right to revoke a waiver of the automatic payment forms;

(v)	the right to defer payment until the Normal Retirement Date, if the Participant has not yet reached that date, including any consequences of failure to defer; and

(vi)
the Participant’s right to consider the benefit election for at least 30 days before the Pension Starting Date, or in the case of a Retroactive Pension Starting Date, 30 days before the date on which benefits actually commence, and the right to waive this 30-day election period.

The Benefit Notice shall be furnished within a reasonable period (not more than 90 days) prior to the Participant’s Pension Starting Date, unless the Pension Starting Date is a Retroactive Pension Starting Date.

The Pension Starting Date shown in a Participant’s Benefit Notice shall be his or her Requested Date if the Benefit Notice is provided prior to such date. Otherwise, a

Participant’s Benefit Notice shall include a Pension Starting Date which is the first day of the month next following the date the Benefit Notice is provided.

If the Plan provides a Benefit Notice and the Participant does not complete an election to commence benefits by the end of the 90-day period beginning on the date that the Benefit Notice is provided, such Benefit Notice shall expire. The Participant must begin the process again by contacting the Pension Committee and selecting a new Requested Date.

(b)	Benefit Election

(i)	Election of Pension Starting Date and Form of Payment

A Participant may elect to commence benefits on a Pension Starting Date which is included in his or her Benefit Notice pursuant to Section 5.4(c).

In addition, a Participant may only elect a Pension Starting Date that:

(A)	falls within 90 days after the date the Benefit Notice is provided (except as provided in Section 5.4(c).); and

(B)	is on or after the date the Participant terminates employment.

All Participants may elect a form of payment as explained in the Benefit Notice.

(ii)	Time and Form of Election

Any election made by the Participant or consent by a Spouse pursuant to Section 5.2(a) must be made within 90 days after the date the Benefit Notice is provided. An election shall be made in writing on forms provided by and filed with the Pension Committee.

(iii)	Right to Consider Election for 30 Days

The Participant has the right to consider his or her benefit election for at least 30 days. The Participant may waive this right and elect a Pension Starting Date that is less than 30 days after the date the Benefit Notice is provided. If such a Participant elects a Pension Starting Date that is less than 30 days after the date the Benefit Notice is provided, the Participant may change his or her election at any time before (A) the end of the 7-day period that immediately follows the date the Benefit Notice is provided, or (B) the Pension Starting Date, whichever is later. In no event will the first benefit payment be issued until after the end of the 7-day period that follows the date the Benefit Notice is provided. Any election shall automatically be revoked if the Participant dies prior to the Pension Starting Date.

(c)	Retroactive Pension Starting Date

Notwithstanding Section 5.4(a) and Section 5.4(b), a Participant may only elect to commence benefits on a “Retroactive Pension Starting Date” in certain circumstances. A

“Retroactive Pension Starting Date” is a Pension Starting Date that is on or before the date that the Benefit Notice is provided to the Participant.

A Participant may elect to commence benefits as of a Retroactive Pension Starting Date only in the circumstances described in (i) and (ii) below.

(i)	Normal Retirement Benefits

A Participant who qualifies for benefits to commence on his or her Normal Retirement Date, but does not commence benefits as of or before his or her Normal Retirement Date, may elect to commence benefits on a Retroactive Pension Starting Date, subject to the following limitations. Such a Participant may elect to receive:

(A)	any annuity form of payment available under the Plan, determined as of the Participant’s Normal Retirement Date; or

(B)	any annuity form of payment available under the Plan, determined as of the Pension Starting Date included in the Benefit Notice; or

(C)	subject to the terms of Section 5.1(c), a Lump Sum benefit equal to the greater of:

(1)
the Lump Sum benefit determined as of the Normal Retirement Date (based on the Actuarial Equivalent factors that would apply as of such date pursuant to Section 1.3(c), plus interest pursuant to Section 5.4(c)(iii)(D)); or

(2)	the Lump Sum benefit determined as of the Pension Starting Date included in the Benefit Notice (based on the Actuarial Equivalent factors that would apply as of such date pursuant to Section 1.3(c)).

(ii)	Deferred Retirement Benefits

A Participant who qualifies for benefits to commence on his or her Deferred Retirement Date, but does not commence benefits as of or before his or her Deferred Retirement Date, may elect to commence benefits as of a Retroactive Pension Starting Date, subject to the following limitations. Such a Participant may elect to receive:

(A)	any annuity form of payment available under the Plan, determined as of the Participant’s Deferred Retirement Date; or

(B)	any annuity form of payment available under the Plan, determined as of the Pension Starting Date included in the Benefit Notice; or

(C)	subject to the terms of Section 5.1(c), a Lump Sum benefit equal to the greater of:

(1)
the Lump Sum benefit determined as of the Deferred Retirement Date (based on the Actuarial Equivalent factors that would apply as of such date pursuant to Section 1.3(c), plus interest pursuant to Section 5.4(c)(iii)(D)); or

(2)	the Lump Sum benefit determined as of the Pension Starting Date included in the Benefit Notice (based on the Actuarial Equivalent factors that would apply as of such date pursuant to Section 1.3(c)).

(iii)	Retroactive Pension Starting Date Conditions

If a Participant elects to receive benefits based on a Retroactive Pension Starting Date, the following additional conditions must be satisfied:

(A)	The Participant election and any required Spouse consent pursuant to Section 5.2(a) must be made within 90 days before the date of the first benefit payment.

(B)
The Participant’s benefit amount shall be calculated as of the Retroactive Pension Starting Date elected by the Participant, based on the Plan terms in effect on such date and the Actuarial Equivalent factors that would have applied if benefits had actually commenced on such date, subject to Section 5.4(c)(iii)(C).

(C)
If the Retroactive Pension Starting Date is more than twelve months before the date benefits actually commence, the maximum annual benefit (including appropriate interest adjustments) payable under the Plan pursuant to Section 8.2 shall be calculated as of the date benefits actually commence based on Plan terms and Actuarial Equivalent factors in effect on such date.

(D)
The Participant shall receive a make-up payment to reflect missed payments from the date each payment was due on or after the Retroactive Pension Starting Date to the date of the actual make-up payment. The make-up payment shall include interest, calculated using the interest rate provided in Section 1.3(a), and shall be compounded monthly to reflect the period between the date each payment was due on or after the Retroactive Pension Starting Date and the date the make-up payment actually is made.

(E)
If the Participant is married on the date benefits actually commence, the Spouse consent requirements of Section 5.2(a) that apply if the Participant elects any form of payment other than the 50 percent, 75 percent and 100 percent Joint and Survivor Annuity, apply to such Spouse. If the Participant was previously married to a different Spouse on the Retroactive Pension Starting Date, the Spouse consent requirements of Section 5.2(a) do not apply to the former Spouse, unless a qualified domestic relations order requires that they also apply to the former Spouse.

(F)	If a Participant is married on the date benefits actually commence, his or her Spouse must sign the election of a Retroactive Pension Starting Date if the monthly survivor annuity amount payable to the Spouse based on the Retroactive Pension Starting Date is less than the monthly survivor annuity amount payable to the Spouse under a 50 percent joint and survivor annuity determined as if the actual benefit commencement date was the Pension Starting Date. The Spouse’s signature must be notarized, or witnessed by a Plan representative.

(G)	The first benefit payment must be made more than seven days after the date on which the Benefit Notice is provided.

5.5	Directed Rollovers

(a)	General Rule

A Participant, Spouse Beneficiary, former Spouse alternate payee, or non-Spouse Beneficiary (each referenced as a “distributee”) who is entitled to or elects a Lump Sum benefit may direct the Pension Committee to pay part or all of the benefit to a trustee or custodian of Eligible Retirement Plan that accepts such directed rollovers, subject to the following provisions:

(i)	a distributee may not request a directed rollover of an amount distributed due to the minimum required distribution following the Participant’s Required Beginning Date pursuant to Section 10.5(c);

(ii)	the rollover of a distribution may only be directed to one qualified plan or IRA;

(iii)
a non-Spouse Beneficiary (who is not a former Spouse alternate payee), including a non-spouse Beneficiary who is a Partner, may only direct a rollover to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), established for the purpose of receiving such rollover; and

(iv)	a distributee must provide the information or documentation reasonably requested by the Pension Committee.

“Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified plan described in Code Section 401(a), that accepts the eligible rollover distribution. “Eligible Retirement Plan” may also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. “Eligible Retirement Plan” also means a Roth IRA described in Code Section 408A.

(b)	Notice to Participants

The Pension Committee shall furnish each distributee eligible for a directed rollover under this section with a written explanation of the directed rollover opportunity and related withholding consequences of not choosing a directed rollover within a reasonable period (at least 30 but not more than 90 days) prior to the distributee’s Pension Starting Date. The explanation shall clearly indicate that the distributee has the right to a 30-day waiting period to consider the election. The distributee may waive the 30-day period by an affirmative election to make or not make a directed rollover in writing on forms provided by the Pension Committee. The forms shall indicate that the distributee has a right to consider whether to roll over his or her benefit from the Plan for at least 30 days.

ARTICLE VI

DEATH BENEFITS

6.1	Pre‑Retirement Death Benefit

In the event a Participant dies after becoming vested and before commencing to receive Retirement Benefits or Vested Termination Benefits under the Plan, his or her Beneficiary shall receive a pre-retirement death benefit. In the event a Participant is married or has a Partner at the time of death, his or her Spouse or Partner shall be the Beneficiary. A married Participant may not elect a non-Spouse Beneficiary to receive pre-retirement death benefits. A Participant with a Partner may not elect a non-Partner Beneficiary to receive pre-retirement death benefits. The time of commencement and the amount of the death benefit is described below.

(a)	Surviving Spouse Beneficiary or Surviving Partner Beneficiary

A surviving Spouse Beneficiary or surviving Partner Beneficiary shall receive a monthly death benefit payable from the first day of the month coinciding with or following the date of the Participant’s death, through the first day of the month preceding the Beneficiary’s death.

The death benefit shall equal the greater of:

(i)
the amount payable to the Beneficiary under a 50 percent joint and survivor annuity form of payment if the Participant had terminated on the earlier of the date of actual termination of employment or the date of death, survived to the date Spouse or Partner benefits commence and commenced receiving Vested Termination Benefit or Retirement Benefit payments, whichever applies, as of the date death benefits commence; and

(ii)
the amount of a Single Life Annuity that is Actuarially Equivalent (based on the Spouse’s or Partner’s age) to the benefit that would have been payable to the Participant in the form of a Lump Sum if the Participant had terminated on the earlier of the date of actual termination of employment or the date of death, survived to the date Spouse or Partner benefits commence and commenced receiving Vested Termination Benefit or Retirement Benefit payments, whichever applies, as of the date death benefits commence.

Notwithstanding the foregoing, in the event a Participant dies prior to his or her Normal Retirement Date, a surviving Spouse entitled to benefits may elect to postpone commencement of benefits to the first day of any month on or before December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later. If a surviving Spouse Beneficiary dies before death benefits commence, no death benefit shall be payable under the Plan.

Further notwithstanding the foregoing, in the event a Participant with a Partner dies prior to his or her Normal Retirement Date, a surviving Partner entitled to benefits may elect to postpone commencement of benefits to the first day of any month before December 31 of the calendar year following the calendar year in which the Participant died. If a surviving Partner dies before death benefits commence, no death benefit shall be payable under the Plan.

A Spouse or Partner Beneficiary may elect to receive a Lump Sum form of payment in lieu of the monthly benefit described above, subject to the limit described below. If a Spouse or Partner Beneficiary elects a Lump Sum, such election must be in writing and made not earlier than 90 days prior to the date monthly benefits would otherwise commence. A Lump Sum benefit is only payable if the Spouse or Partner commences benefits on the first day of the month coinciding with or following the date the Lump Sum election is filed with the Pension Committee. The Lump Sum benefit shall equal the greater of:

(iii)	the amount that is Actuarially Equivalent to the monthly benefit described above, and

(iv)	the value of the Participant’s Cash Account balance.

(b)	Non-Spouse and Non-Partner Beneficiary

A Beneficiary who is neither the Spouse nor the Partner of the deceased Participant at the date of death shall receive a death benefit payable as soon as administratively feasible after the Participant’s death, in a single sum payment.

The amount of the benefit shall equal the Lump Sum amount that would have been payable to the Participant if the Participant had terminated on the earlier of the date of actual termination of employment or the date of death, survived to the date death benefits commence and received a Lump Sum Vested Termination Benefit or Retirement Benefit payment, whichever applies, as of the date death benefits commence.

(c)	Estate

If there is no Beneficiary following the Participant’s death, a benefit shall be payable to the Participant’s estate in accordance with Section 1.6. Such benefit shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

The amount of the benefit payable to the estate shall equal the Lump Sum amount that would have been payable to the Participant if the Participant had terminated on the earlier of the date of actual termination of employment or the date of death, survived to the date death benefits commence and received a Lump Sum Vested Termination Benefit or Retirement Benefit payment, whichever applies, as of the date death benefits commence.

6.2	Post‑Retirement Spouse’s Death Benefit

Upon the death of a Participant who retired before January 1, 2002, and who was a Participant in the Burlington Northern Inc. Pension Plan on December 31, 1983, and who terminated on or after his or her earliest Retirement Date, and had Credited Service prior to January 1, 1984, and elected an annuity form of payment, the Participant’s surviving Spouse, if the Participant was married to such Spouse throughout the one-year period ending on the Retirement Date, shall receive a monthly benefit commencing on the first day of the month following the date of the Participant’s death, and ending on the first day of the month, preceding the Spouse’s death. The amount of such monthly benefit shall be the amount specified in Appendix II.

ARTICLE VII

VESTING

7.1	Vesting

Each Participant who completes an Hour of Service on or after January 1, 2008, shall have a vested, nonforfeitable right to his or her Accrued Benefit multiplied by the appropriate vesting percentage in accordance with the following table:

Years of Service	Percent Vested

Less than 3	0%
3	100%

In addition, each Participant shall have a 100 percent vested nonforfeitable right to his or her Accrued Benefit on the date he or she attains age 65, provided he or she is an Employee on or after such date. Each Participant who has three Years of Service on January 1, 2000, shall also have a 100 percent vested nonforfeitable right to his or her Accrued Benefit in the event the Participant dies, provided he or she is an Employee on such date. An Employee who terminates with 0 percent vested shall be deemed to be “nonvested.”

Notwithstanding the foregoing, each Participant who was involuntarily terminated on or after January 1, 2008, and before October 1, 2009, and whose employment was not terminated for cause, shall be 100 percent vested.

Further notwithstanding the foregoing, each Participant who was involuntarily terminated on or after March 27, 2015, and before March 31, 2015, due to the Meridian, Idaho mill closure, and whose employment was not terminated for cause, shall be 100 percent vested.

Further notwithstanding the foregoing, each Active Participant as of the Closing Date shall be 100 percent vested.

7.2	Termination Prior to Vesting

(a)	Forfeiture of Service

If a nonvested Participant incurs a five-consecutive-year Break-in-Service, his or her Years of Service and Credited Service preceding the five-consecutive-year Break-in-Service shall be disregarded, and any Accrued Benefit earned prior to the five-consecutive-year Break-in-Service shall be forfeited.

If a vested Participant incurs a Break-in-Service and is subsequently rehired, all Years of Service and Credited Service before and after the Break-in-Service shall be aggregated.

Notwithstanding the foregoing, in the event service is forfeited under the terms of a Predecessor Plan and the individual later becomes a Participant in this Plan, such forfeited service shall remain forfeited.

(b)	Deemed Cash-Out of Accrued Benefit

If a nonvested Participant terminates employment, the Participant shall be deemed to have received a distribution of his or her Accrued Benefit upon termination, and shall no longer be a Participant. If the Participant resumes employment with the Employer before incurring a five-consecutive-year Break-in-Service, his or her Accrued Benefit, Years of Service and Credited Service preceding the Break-in-Service shall be reinstated upon reemployment, in accordance with Section 4.6(c).

(c)	Grandfather for Certain Participants on January 1, 2000

Notwithstanding the foregoing, if a Participant had at least three Years of Service on January 1, 2000, all Years of Service and Credited Service before and after a Break-in-Service shall be aggregated.

7.3	Forfeitures

Any forfeitures arising under this Plan shall be used only to offset future Employer contributions and shall not affect any Participant’s Accrued Benefit.

7.4	Amendment of Vesting Schedule

The Employer reserves the right to amend the vesting schedule set forth in Section 7.1 at any time pursuant to Section 12.1; however, no such amendment shall reduce the vested percentage of a Participant’s Accrued Benefit, determined as of the date immediately preceding the later of the date on which such amendment is adopted or effective, to a percentage that is less than the Participant’s vested percentage as computed under the Plan without regard to the amendment.

In the event the Employer amends the vesting schedule, each Participant having at least three Years of Service with the Employer may elect to have his or her vested Accrued Benefit computed under the Plan without regard to the amendment. The Participant must file his or her election with the Administrative Committee within 60 days of the latest of:

(a)	the Employer’s adoption of the amendment;

(b)	the effective date of the amendment; or

(c)	the Participant’s receipt of written notice of the amendment.

Notwithstanding the above, a Participant is not entitled to the election if the Participant’s vested percentage determined under the Plan, as amended, is at all times at least as great as the Participant’s vested percentage determined under the Plan without regard to the amendment. For purposes of this Section 7.4, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the vested percentage of a Participant’s right to his or her Accrued Benefit.

ARTICLE VIII

LIMITATIONS ON BENEFITS

8.1	Limitation on Benefits

To prevent discrimination in favor of highly‑compensated Participants upon early termination of the Plan, the following limitations govern allocation of Trust assets.

(a)	General Rule

In the event the Plan terminates, the benefit of any “Highly Compensated Employee” and any “Former Highly Compensated Employee” (as defined below) shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)	Limit on Annual Payments

Annual payments to an Employee in the “Restricted Group” (as defined below) are restricted to an amount equal to the payments that would be made on behalf of the Employee:

(i)	under a Single Life Annuity that is Actuarially Equivalent to the sum of the Employee’s Accrued Benefit and the Employee’s other benefits under the Plan (other than a Social Security supplement); plus

(ii)	the amount of any Social Security supplements the Employee is entitled to receive.

This restriction will not apply if:

(A)
after payment to an Employee in the Restricted Group of all “Benefits” (as defined below), the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(l)(7);

(B)	the value of the Benefits for an Employee in the Restricted Group is less than 1 percent of the value of current liabilities before distribution of such Benefits; or

(C)	the value of the Benefits for an Employee in the Restricted Group does not exceed the small benefit amount described in Section 10.7(c).

(c)	Definitions

(i)	The “Restricted Group” consists of the 25 highest-paid current and former Highly Compensated Employees or all current and former Highly Compensated Employees if less than 25.

(ii)
“Benefit” means loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee, and any non-insured death benefits.

(iii)
“Highly Compensated Employee” means, effective January 1, 1997, any Employee who: (1) was a 5 percent owner (as defined in Code Section 416(i)(1)) of any Affiliated Companies, at any time during the Plan Year or the preceding Plan Year, or (2) for the preceding Plan Year had Compensation from the Employer in excess of $80,000 (as adjusted). The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

In determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning January 1, 1997, the amendments to Code Section 414(q) stated in the preceding paragraph is treated as having been in effect for the Plan Year beginning January 1, 1996.

(iv)
“Former Highly Compensated Employee” means any Employee who terminated service (or was deemed to have terminated service) prior to the Plan Year, performs no service for the Employer during the current Plan Year, and was a Highly Compensated Employee for either the year of termination or any Plan Year ending on or after the Employee attains age 55.

(d)	Limitations Not Effective

The limitations contained in this section shall not restrict the annual amount paid to a Participant in the Restricted Group provided the Participant agrees to repay an amount necessary for the distribution of assets upon Plan termination to satisfy Code Section 401(a)(4). Such Participant must agree to repay amounts paid to him or her to the extent they exceed the amount he or she would have received if the restrictions under this section had been applied. The agreement to repay must be secured by deposit in escrow of property having a market value of 125 percent of the amount subject to repayment. If the value of the property falls below 110 percent of the repayment amount, the Participant must deposit additional property to again satisfy the 125 percent requirement. Alternatively, the agreement to repay may be secured or collateralized by posting a bond or letter of credit equal to at least 100 percent of the repayment amount. Such bond must be furnished by an insurance company or bonding company or other surety approved by the U.S. Department of Treasury as an acceptable surety for federal bonds.

Any such repayment agreement shall be terminated and any property in escrow shall be returned and any bond or letter of credit may be canceled in the event one of the three conditions set forth in Section 8.1(b) is satisfied or the Plan terminates and benefits received by the Participant are nondiscriminatory in accordance with Code Section 401(a)(4).

(e)	Regulatory Authority

This section is intended to comply with Section 1.401(a)(4)-5(b) of the Treasury regulations, and shall be superseded to the extent any provision of such regulation conflicts with the limitations stated herein.

8.2	Maximum Annual Benefit Payable Under the Plan

The maximum annual benefit payable under the Plan shall not exceed the limitations prescribed under Code Section 415 and the regulations thereunder, which are incorporated herein by reference. For purposes of applying such limitations, Compensation shall be as defined in Section 1.12.

8.3	Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy

(a)	Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, but Not Less Than 60 Percent

Notwithstanding any other provisions of the Plan, if the Plan’s Adjusted Funding Target Attainment Percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 8.3(a)(ii) below) but is not less than 60 percent, then the limitations set forth in this Section 8.3(a) apply.

(i)	50 Percent Limitation on Lump Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments

A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a Lump Sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, unless the present value of the portion of the benefit that is being paid in a Prohibited Payment does not exceed the lesser of:

(A)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or

(B)	100 percent of the PBGC maximum benefit guarantee amount (as defined in Section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Section 8.3(a)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the Annuity Starting Date because of the application of the requirements of this Section 8.3(a)(i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that Annuity Starting Date that would satisfy the 50 percent/

PBGC maximum benefit guarantee amount limitation described in this Section 8.3(a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

During a period when Section 8.3(a)(i) applies to the Plan, Participants and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Sections 411(a)(11) and 401(a)(9) of the Code).

(ii)	Plan Amendments Increasing Liability for Benefits

No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the Adjusted Funding Target Attainment Percentage for the Plan Year is:

(A)	less than 80 percent; or

(B)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the Adjusted Funding Target Attainment Percentage.

The limitation set forth in this Section 8.3(a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b)	Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent

Notwithstanding any other provisions of the Plan, if the Plan’s Adjusted Funding Target Attainment Percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 8.3(b)(ii) below), then the limitations in this Section 8.3(b) apply.

(i)	Lump Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted

A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a Lump Sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment. The limitation set forth in this Section 8.3(b)

(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(ii)	Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid

An Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event occurring during a Plan Year shall not be paid if the Adjusted Funding Target Attainment Percentage for the Plan Year is:

(A)	less than 60 percent; or

(B)
60 percent or more, but would be less than 60 percent if the Adjusted Funding Target Attainment Percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the Unpredictable Contingent Event during the Plan Year is 100 percent.

(iii)	Benefit Accruals Frozen

Benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. In addition, if the Plan is required to cease benefit accruals under this Section 8.3(b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)	Limitations Applicable if the Plan Sponsor Is In Bankruptcy

Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a Lump Sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s Adjusted Funding Target Attainment Percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s Adjusted Funding Target Attainment Percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 8.3(c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(d)	Provisions Applicable After Limitations Cease to Apply

(i)	Resumption of Prohibited Payments

If a limitation on Prohibited Payments under Section 8.3(a)(i), Section 8.3(b)(i), or Section 8.3(c) applied to the Plan as of a Section 436 Measurement Date, but that limit no longer applies to the Plan as of a later Section 436 Measurement Date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later Section 436 Measurement Date.

(ii)	Resumption of Benefit Accruals

If a limitation on benefit accruals under Section 8.3(b)(iii) applied to the Plan as of a Section 436 Measurement Date, but that limitation no longer applies to the Plan as of a later Section 436 Measurement Date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 Measurement Date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).

In addition, benefit accruals that were not permitted to accrue because of the application of Section 8.3(b)(iii) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan’s enrolled actuary certifies that the Adjusted Funding Target Attainment Percentage for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year.

(iii)	Shutdown and Other Unpredictable Contingent Event Benefits

If an Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 8.3(b)(ii), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the Adjusted Funding Target Attainment Percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that Unpredictable Contingent Event Benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 8.3(b)(ii)). If the Unpredictable Contingent Event Benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(iv)	Treatment of Plan Amendments That Do Not Take Effect

If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 8.3(b)(ii) or Section 8.3(b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the Adjusted Funding Target Attainment Percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)	Notice Requirement

The Plan Administrator shall provide a written notice in accordance with Section 101(j) of ERISA to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 8.3(a)(i)(B) or Section 8.3(a)(i)(C).

(f)	Methods to Avoid or Terminate Benefit Limitations

The Employer may make contributions and use other methods to avoid or terminate the application of the limitations set forth in Sections 8.3(a) through 8.3(c) for a Plan Year in accordance with Section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Section 1.436-1(f) of the Treasury Regulations. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 8.3(a) through 8.3(c) for a Plan Year include Employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the Adjusted Funding Target Attainment Percentage, making an Employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)	Special Rules

(i)	Rules of Operation for Periods Prior to and After Certification of the Plan’s Adjusted Funding Target Attainment Percentage

(A)	In General

Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s Adjusted Funding Target Attainment Percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific Adjusted Funding Target Attainment Percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 8.3(a) through 8.3(c) are applied to the Plan as if the Adjusted Funding Target Attainment Percentage for the Plan Year were the presumed Adjusted Funding Target Attainment Percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 8.3(g)(i)(B) through (D).

(B)	Presumption of Continued Underfunding Beginning First Day of Plan Year

If a limitation under Section 8.3(a), (b), or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the Adjusted Funding Target Attainment Percentage for the Plan for the current Plan Year, or, if earlier, the date Section 8.3(g)(i)(C) or Section 8.3(g)(i)(D) applies to the Plan:

(1)
the Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be the Adjusted Funding Target Attainment Percentage in effect on the last day of the preceding Plan Year; and

(2)	the first day of the current Plan Year is a Section 436 Measurement Date.

(C)	Presumption of Underfunding Beginning First Day of 4th Month

If the Plan’s enrolled actuary has not issued a certification of the Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s Adjusted Funding Target Attainment Percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the Adjusted Funding Target Attainment Percentage for the Plan for the current Plan Year, or, if earlier, the date Section 8.3(g)(i)(D) applies to the Plan:

(1)
the Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be the Plan’s Adjusted Funding Target Attainment Percentage for the preceding Plan Year reduced by 10 percentage points; and

(2)	the first day of the 4th month of the current Plan Year is a Section 436 Measurement Date.

(D)	Presumption of Underfunding On and After First Day of 10th Month

If the Plan’s enrolled actuary has not issued a certification of the Adjusted Funding Target Attainment Percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific Adjusted Funding Target Attainment Percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1)	the Adjusted Funding Target Attainment Percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(2)	the first day of the 10th month of the current Plan Year is a Section 436 Measurement Date.

(ii)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules

(A)	First Five Plan Years

The limitations in Section 8.3(a)(ii), Section 8.3(b)(ii), and Section 8.3(b)(iii) do not apply to a new plan for the first five Plan Years of the plan, determined under the rules of Section 436(i) of the Code and Section 1.436-1(a)(3)(i) of the Treasury Regulations.

(B)	Plan Termination

The limitations on Prohibited Payments in Section 8.3(a)(i), Section 8.3(b)(i), and Section 8.3(c) do not apply to Prohibited Payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 8.3 of the Plan do not cease to apply as a result of termination of the Plan.

(C)	Exception to Limitations on Prohibited Payments Under Certain Frozen Plans

The limitations on Prohibited Payments set forth in 8.3(a)(i), 8.3(b)(i), and 8.3(c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 8.3(g)(ii)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(D)	Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability

During any period in which none of the presumptions under Section 8.3(g)(i) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s Adjusted Funding Target Attainment Percentage for the Plan Year, the limitations under Section 8.3(a)(ii) and Section 8.3(b)(ii) shall be based on the inclusive presumed Adjusted Funding Target Attainment Percentage for the Plan, calculated in accordance with the rules of Section 1.436-1(g)(2)(iii) of the Treasury Regulations.

(iii)	Special Rules Under PRA 2010

(A)	Payments Under Social Security Leveling Options

For purposes of determining whether the limitations under Section 8.3(a)(i) or 8.3(b)(i) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the Adjusted Funding Target Attainment Percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B)	Limitation on Benefit Accruals

For purposes of determining whether the accrual limitation under Section 8.3(b)(iii) applies to the Plan, the Adjusted Funding Target Attainment Percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv)	Interpretation of Provisions

The limitations imposed by this Section 8.3 of the Plan shall be interpreted and administered in accordance with Section 436 of the Code and Section 1.436-1 of the Treasury Regulations.

(h)	Definitions

The definitions in the following Treasury Regulations apply for purposes of Sections 8.3(a) through 8.3(g): Section 1.436-1(j)(1) defining Adjusted Funding Target Attainment Percentage; Section 1.436-1(j)(2) defining Annuity Starting Date; Section 1.436-1(j)(6) defining Prohibited Payment; Section 1.436-1(j)(8) defining Section 436 Measurement Date; and Section 1.436-1(j)(9) defining an Unpredictable Contingent Event and an Unpredictable Contingent Event Benefit.

ARTICLE IX

TOP HEAVY PROVISIONS

9.1	Scope

Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is Top Heavy within the meaning of Code Section 416(g), the provisions of this Article IX shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing Plan Years which are not Top Heavy.

9.2	Top Heavy Status

(a)	Top Heavy

This Plan shall be “Top Heavy” if, as of the Determination Date, (1) the sum of the Aggregate Accounts of Key Employees, or (2) the Present Value of Accrued Benefits of Key Employees under this Plan and any plan of an Aggregation Group, exceeds 60 percent of the Aggregate Accounts or the Present Value of Accrued Benefits of all Participants under this Plan and any plan of an Aggregation Group.

The Present Value of Accrued Benefits and/or Aggregate Account balance of a Participant who was previously a Key Employee but is no longer a Key Employee (or his or her Beneficiary), shall not be taken into account for purposes of determining Top Heavy status. Further, a Participant’s Present Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account if he or she has not performed services for the Affiliated Companies during the one - year period ending on the Determination Date.

(b)	[Reserved].

(c)	Determination Date

Whether the Plan is Top Heavy for any Plan Year shall be determined as of the Determination Date. “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(d)	Valuation Date

“Valuation Date” means, for purposes of determining Top Heaviness, the Determination Date.

(e)	Aggregate Account

“Aggregate Account” means, with respect to a Participant, his or her adjusted account balance in a defined contribution plan, as determined under the top heavy provisions of such plan.

(f)	Present Value of Accrued Benefits

“Present Value of Accrued Benefits” means the sum of:

(i)	the Actuarial Equivalent present value of the Accrued Benefit under the Plan as of the Valuation Date, and

(ii)
distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

An unrelated rollover or transfer is one which is both initiated by the Employee and made between plans of different employers. A related rollover or transfer is one which is either not initiated by the Employee or made between plans of the same employer.

(g)	Key Employee

“Key Employee” means any Employee or former Employee (including any deceased Employee and his or her Beneficiaries) who at any time during the Plan Year containing the Determination Date is included in one of the following categories as within the meaning of Code Section 416(i)(1), applicable regulations and other applicable guidance issued thereunder:

(i)
an officer of the Employer whose annual aggregate Compensation from the Affiliated Companies exceeds $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002, provided that no more than 50 Employees shall be considered officers, or if less, the greater of 10 percent of the Employees or three;

(ii)	an Employee who owns more than 5 percent of the Employer; or

(iii)	an Employee who owns more than 1 percent of the Employer with annual aggregate Compensation from the Affiliated Companies that exceeds $150,000.

(iv)	For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as defined in Section 1.12.

(h)	Aggregation Group

“Aggregation Group” means the group of plans that must be considered as a single plan for purposes of determining whether the plans within the group are Top Heavy (Required Aggregation Group), or the group of plans that may be aggregated for purposes of Top Heavy testing (Permissive Aggregation Group). The Determination Date for each plan must fall within the same calendar year in order to aggregate the plans.

(i)
The Required Aggregation Group includes each plan of the Affiliated Companies in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Affiliated Companies which, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or non-discriminatory contribution requirements of Code Section 401(a)(4) or 410.

(ii)
A Permissive Aggregation Group may include any plan sponsored by an Affiliated Company provided the group as a whole continues to satisfy the minimum participation standards and non-discriminatory contribution requirements of Code Section 401(a)(4) and 410.

Each plan belonging to a Required Aggregation Group shall be deemed Top Heavy, or non‑Top Heavy in accordance with the group’s status. In a Permissive Aggregation Group that is determined Top Heavy only those plans that are required to be aggregated shall be Top Heavy. In a Permissive Aggregation Group that is not Top Heavy, no plan in the group shall be Top Heavy.

9.3	Minimum Top Heavy Benefit

(a)	General Rule

For any Top Heavy Plan Year, a non-Key Employee who completes a Year of Service shall have an Accrued Benefit at least equal to the minimum benefit described herein. The minimum Accrued Benefit at any point in time equals the lesser of:

(i)	2 percent multiplied by Top Heavy Years of Service, or

(ii)	20 percent,

multiplied by such Participant’s “Average Compensation.” “Average Compensation” means a Participant’s average Compensation for the five consecutive years when such Participant had the highest aggregate Compensation from the Employer. However, Compensation received for non-Top Heavy Plan Years shall be disregarded. The benefit described herein is expressed as an annual benefit in the form of a Single Life Annuity (with no ancillary benefits), commencing at normal retirement age.

For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

A non-Key Employee shall not be denied this minimum benefit because he or she was not employed on a specified date, failed to make any mandatory employee contributions, or failed to earn a specified amount of Compensation.

(b)	Special Two Plan Rule

Where this Plan and a defined contribution plan belong to an Aggregation Group that is determined Top Heavy, the minimum benefit required under (a) above for any non-Key Participant who also participates in the defined contribution plan shall be reduced by the minimum contribution and forfeiture allocated to the non-Key Participant’s accounts pursuant to the defined contribution plan’s top heavy provisions. Such offset shall be in accordance with the safe harbor rules of Section 1.416‑1(M‑12) of the Treasury regulations.

9.4	Vesting

(a)	Top Heavy Schedule

For any Top Heavy Plan Year, each Participant who completes an Hour of Service in such Year shall become vested and have a nonforfeitable right to Retirement Benefits he or she has earned under the Plan in accordance with the following table:

Years of Service	Vesting Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5 or More	100%
Provided, however, that a Participant’s vesting percentage shall not be less than the percentage determined under the table in Section 7.1.

(b)	Return to Non‑Top Heavy Status

If the Plan becomes Top Heavy and ceases to be Top Heavy in any subsequent Plan Year, the vesting schedule shall automatically revert to the vesting schedule in effect before the Plan became Top Heavy. Such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan, and shall not cause a reduction of any Participant’s nonforfeitable interest in the Plan on the date of such amendment.

A Participant with three or more Years of Service as of the end of the election period, may elect to remain covered by the Top Heavy vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(i)	the adoption date of the amendment,

(ii)	the effective date of the amendment, or

(iii)	the date the Participant receive written notice of the amendment from the Pension Committee.

ARTICLE X

ADMINISTRATION OF THE PLAN

10.1	Plan Administrator

The Pension Committee and Trustee shall have only those specific powers, duties, responsibilities and obligations provided to each under the Plan or the Trust, including as follows:

(a)
The Pension Committee shall be the Plan Administrator and shall have sole authority and responsibility for the administration of the Plan as specified in the Plan and the Trust, and under the terms of ERISA, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits.

(b)	The Pension Committee shall have the sole authority to appoint and remove the Trustee and the Investment Manager.

(c)	The Trustee shall have the responsibility for administration of the Trust and management of the assets held under the Trust as provided therein.

The Pension Committee and Trustee may each rely upon any such information or direction from, or action of, each other as being proper under the Plan and the Trust, and each of them is not required to inquire into the propriety of any such information, direction or action. Neither the Pension Committee nor the Trustee guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

10.2	The Pension Committee

(a)	General

The Senior Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc. shall appoint a committee consisting of three or more members, who are Employees, which shall be known as the “Pension Committee.” The Pension Committee shall be responsible for the administration of the Plan, in accordance with its terms and ERISA, except for duties and responsibilities specifically vested in the Trustee and duties and responsibilities specifically vested in the Investment Manager. The Senior Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc. shall have the right at any time, with or without cause, to remove any member or members of the Pension Committee by providing a written notice of removal to each Pension Committee member who is removed. A member of the Pension Committee may resign, effective upon delivery of a written resignation to the Senior Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc. A member of the Pension Committee shall automatically be removed from the Pension Committee effective on the date he or she is no longer an Employee.

Upon the resignation, removal or failure or inability for any reason of any member of the Pension Committee to act hereunder, the Senior Vice President and Chief Financial Officer

of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc. shall appoint a successor member if the failure to do so would cause the Pension Committee to consist of less than three members. All successor members of the Pension Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

To the extent required by ERISA, the Senior Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc. shall be responsible for periodically monitoring the performance of the Pension Committee. The Senior Vice President and Chief Financial Officer shall not participate in any Pension Committee deliberations or decisions concerning the administration of the Plan and shall not direct or veto any Pension Committee actions with respect to the Plan, and shall not be responsible for any Plan administration, other than the appointment, monitoring and removal of Pension Committee members.

(b)	Notice to Trustee of Committee Members

Promptly after the appointment of the original members, and any successor member of the Pension Committee, the Pension Committee shall notify the Trustee, in writing, as to the names of the persons appointed as members or successor members of the Pension Committee.

(c)	Procedures

The Pension Committee may act at a meeting, or by writing without a meeting, by a vote or written assent of a majority of its members. The Pension Committee shall elect a chairman and a secretary. The secretary may, but need not be, a member of the Pension Committee. Any member of the Pension Committee may sign any report required by law or other filing (including required and voluntary filings of any type) sent to any governmental agency, on behalf of all members of the Pension Committee. The Senior Vice President, General Counsel and Corporate Secretary of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc. shall be the Plan’s agent for service of legal process, and shall forward all necessary communication to the Trustee.

The Pension Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan, including records relating to each Participant’s service, accrued benefits, notifications to Participants and annual reports to the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation.

The Pension Committee may adopt such additional rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

(d)	Decisions Affecting a Member

Each member of the Pension Committee shall be an employee of one of the Employers or Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc.

Such status shall not disqualify the Committee member from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by him or her under the Plan, provided that no member of the Pension Committee who is a Participant shall take part in any action of the Pension Committee or any matter involving solely his or her rights under the Plan.

(e)	Allocation and Delegation of Responsibilities

The members of the Pension Committee may allocate their responsibilities among themselves and may designate any person (including without limitation an Employee), partnership or corporation, to carry out any of its responsibilities under the Plan or the Trust. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan.

The Pension Committee may appoint such counsel (who may be counsel for any Employer), specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

(f)	Plan Interpretation and Records

The Pension Committee shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants and Beneficiaries under the Plan, and the manner, time and amount of payment of any distributions under the Plan. Each Employer shall, from time to time, upon request of the Pension Committee, furnish to the Pension Committee and certify thereto as correct such data and information as the Pension Committee shall require in the performance of its duties.

(g)	Exclusive Benefit

The members of the Pension Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and their Beneficiaries, and (ii) for the exclusive purposes of providing benefits to Participants and their Beneficiaries and of defraying reasonable expenses of administering the Plan.

(h)	No Compensation

A member of the Pension Committee shall not receive any compensation or fee for his or her services on the Pension Committee, but may be reimbursed for reasonable and necessary expenditures incurred in the discharge of duties as a Pension Committee member.

(i)	Reliance on Information

The Pension Committee members shall be entitled to rely on all tables, valuations, certificates and reports made by consultants, accountants and any other advisors employed by the Plan, and shall be entitled to rely upon all opinions given by legal counsel employed by the Plan. The members of the Pension Committee shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such consultant, accountant, advisor or counsel, and all action so taken or suffered shall be conclusive upon all Participants and Beneficiaries under the Plan.

10.3	Expenses

All costs and expenses incurred in administering the Plan and the Trust Fund, including without limitation the expenses of the Pension Committee, the fees of the actuary, the fees of counsel and any agents for the Pension Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid by the Trustee from the Trust Fund to the extent such expenses are not paid by the Employers. The Pension Committee, in its sole discretion, shall determine the portion of an expense, if any, which may be paid by the Trustee from the Trust Fund. The Pension Committee shall direct the Trustee to pay all such expenses that are not paid by the Employer.

10.4	Bonding and Insurance

To the extent required by law, every Pension Committee member, every fiduciary of the Plan and every person handling Plan funds shall be bonded. The Pension Committee shall take such steps as are necessary to assure compliance with applicable bonding requirements. The Pension Committee may apply for and obtain fiduciary liability insurance insuring the Plan against damages by reason of breach of fiduciary responsibility at the Plan’s expense and insuring each fiduciary against liability to the extent permissible by law at the Employer’s expense.

10.5	Commencement of Benefits

(a)	Conditions of Payment

Benefit payments under the Plan shall not be payable prior to the fulfillment of the following conditions:

(i)
the Pension Committee has been furnished with such applications, proofs of birth or death, address, form of benefit election, Spouse consent if required and other information the Pension Committee deems necessary;

(ii)	the Participant has terminated employment with the Employer, reached his or her Required Beginning Date or died; and

(iii)	the Participant or Beneficiary is eligible to receive benefits under the Plan as determined by the Pension Committee.

The Pension Committee may rely upon all such information so furnished it, including the Participant’s current mailing address.

If the information required in this section is not available prior to such date, the amount of payment will not be ascertainable. In such event, the commencement of payment shall be delayed until no more than 60 days after the date the amount of such payment is ascertainable.

The Pension Committee shall direct the Trustee to make all payments under the Plan.

(b)	Commencement of Payment

Unless a Participant elects otherwise, the payment of benefits shall commence no later than 60 days after the end of the Plan Year in which the Participant reaches A) age 65 or B) terminates employment with the Employer, whichever occurs later. Notwithstanding any Plan provision to the contrary,

(i)	distributions will begin no later than the Required Beginning Date under Section 10.5(c);

(ii)
distributions will be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and Treas. Reg. Sections 1.401(a)(9)-2 through 1.401(a)(9)-9; and

(iii)	this Section 10.5(b) shall override any distribution options in the Plan that are inconsistent with Code Section 401(a)(9).

In no event shall payments commence prior to the Participant’s Normal Retirement Date if the Participant’s Accrued Benefit exceeds the amount which may be automatically cashed-out in a Lump Sum pursuant to Section 10.7(c), without the written consent of the Participant and the Spouse. Spouse consent must acknowledge the effect of such election and be notarized or witnessed by a Plan representative.

(c)	Required Beginning Date

(i)	On or After January 1, 2001

Notwithstanding the above, the Required Beginning Date for a Participant who attains age 70½ on or after January 1, 2001 (other than a 5 percent owner of the Employer), is April 1 of the year following the year in which the Participant retires or attains age 70½, whichever is later. The Required Beginning Date for a Participant who is at least a 5 percent owner of the Employer during the Plan Year in which the Participant attains age 70½ is April 1 following the calendar year in which the Participant attains age 70½. The amount of any payments required following the Required Beginning Date for such a Participant shall be actuarially adjusted in accordance with Code Section 401(a)(9)(C) to reflect the period after April of the year following the year in which the Participant attained age 70½ in which the Participant was not receiving benefits under the Plan; provided this actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 and Section 4.4 to reflect the delay in payments after Normal Retirement Date.

(ii)	January 1, 1988 through December 31, 2000

Notwithstanding the above, the Required Beginning Date for a Participant who attained age 70½ on or after January 1, 1988, and before January 1, 2001, is the April 1 following the calendar year in which the Participant reaches age 70½. The amount of any payments required following the Required Beginning Date shall at least satisfy the minimum required distribution amount under Code Section 401(a)(9)(A)(ii) and related regulations as in effect on December 31, 1996. In addition, notwithstanding any Plan provision to the contrary, all distributions, including distributions to Beneficiaries, will be made in accordance with Code Section 401(a)(9) and the regulations under Code Section 401(a)(9), including Section 1.401(a)(9)-2 of the proposed Treasury regulations.

(iii)	Prior to January 1, 1988

Notwithstanding the above, if the Participant attained age 70½ prior to January 1, 1988, and was not a 5 percent owner at any time after age 66½, the Participant’s Required Beginning Date is April 1 of the year following the year in which the Participant retires or attains age 70½, whichever is later.

10.6	Appeal Procedure

Claims for benefits shall be administered in accordance with the procedures set forth in this Section and any additional written procedures that may be adopted from time to time by the Pension Committee.

(a)	Submission of Claim

A claim for benefit payment shall be considered filed when a written request is submitted to a Claims Administrator in the corporate human resources office. The Claims Administrator shall respond to a claim in writing or electronically. An authorized representative may act on behalf of a Participant or Beneficiary (hereinafter “Claimant”) who claims benefits.

The Pension Committee shall designate one or more persons on the Company’s human resource staff as Claims Administrator(s) and authorize such individuals to make claims determinations.

(b)	Notice of Denial

Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written or electronic notice of such action within 90 days after the claim is filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period. The extension shall not exceed 180 days after the claim is filed.

Such notice will indicate i) the reason for denial, ii) the specific provisions of the Plan on which the denial is based, iii) an explanation of the claims appeal procedure including the time limits applicable to the procedure and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) and iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

(c)	Right to Request Review

Any person who has had a claim for benefits denied by the Claims Administrator, who disputes the benefit determination, or is otherwise adversely affected by action of the Claims Administrator, shall have the right to request review by the Pension Committee. The Pension Committee shall provide a full and fair review that takes into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether the information was previously submitted or considered in the initial benefit determination. Such request must be in writing, and must be made within 60 days after such person is advised of the Claims Administration’s action. If written request for review is not made within such sixty 60-day period, the Claimant shall forfeit his or her right to review. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The Claimant may submit written comments, documents, records and other information relating to the claim.

(d)	Review of Claim

The Pension Committee shall then review the claim. The Pension Committee may hold a hearing if it is deemed necessary and shall issue a written decision reaffirming, modifying or setting aside the initial determination by the Claims Administrator within a reasonable time and not later than 60 days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension. If an extension is required, the Claimant shall be notified in writing or electronically within the initial 60-day period of the extension, the special circumstances requiring the extension and the date by which the Plan expects to render a determination. The Pension Committee may authorize one or more members of the Pension Committee to act on behalf of the full Pension Committee to review and decide claims.

A copy of the decision shall be furnished to the Claimant. The decision shall set forth the specific reasons for the decision and specific Plan provisions on which it is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a). The decision shall be final and binding upon the Claimant and all other persons involved.

(e)	Civil Actions Under ERISA Section 502(a)

A civil action under ERISA Section 502(a) may not be filed with respect to a claim for benefits under the Plan until the claims procedures and review procedures of this Section 10.6 have been exhausted. The civil action may not be brought on or after the date that is one year after the date that the final decision under Section 10.6(d) is made with respect to the claim.

10.7	Plan Administration ‑ Miscellaneous

(a)	Limitations on Assignments

Benefits under the Plan may not be assigned, sold, transferred, or encumbered, in whole or in part, either directly or by operation of law or otherwise, and any attempt to do so shall be void. Notwithstanding the foregoing, a benefit may be rolled over pursuant to Section 5.5. The interest of a Participant in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process, except as provided in Section 10.8 relating to Domestic Relations Orders, or otherwise permitted by law.

(b)	Masculine and Feminine, Singular and Plural

Whenever used herein, words in one gender shall include the opposite gender, the singular shall include the plural and the plural shall include the singular whenever the context shall plainly so require.

(c)	Small Benefits

Notwithstanding any election to commence benefits or lack thereof, in cases where the Lump Sum benefit determined pursuant to Section 5.1(c) payable to a Participant or Beneficiary is less than or equal to $1,000 at the time of distribution, the Pension Committee shall direct the Trustee to distribute such Lump Sum benefit to the Participant or Beneficiary. The Trustee shall make any Lump Sum distributions of such small benefits at least once each Plan Year for Participants for whom such benefits are payable and who have terminated employment during that Plan Year. Each Participant or Beneficiary who will receive a distribution pursuant to this Section shall receive a directed rollover notice pursuant to Section 5.5(b). If no rollover election is made, the distribution shall be made to the Participant or Beneficiary and it shall be subject to applicable income tax withholding.

(d)	No Additional Rights

No person shall have any rights in or to the Trust, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. Neither the establishment of the Plan, the granting of a Retirement Benefit nor any action of the Employer or the Pension Committee shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in the Trust other than as herein provided. The Employer expressly reserves the right to discharge any employee at any time.

(e)	Governing Law

This Plan shall be construed in accordance with applicable federal law and the laws of the State of Washington, wherein venue shall lie for any dispute arising hereunder.

(f)	Disclosure to Participants

Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Pension Committee, shall be furnished any information requested regarding the Participant’s status, rights and privileges under the Plan as may be required by law.

The Plan shall either: (i) provide a pension benefit statement (A) once every three years to each vested Participant who is an Employee at the time the statement is provided, and (B) to any Participant or Beneficiary upon written request to the Pension Committee; or (ii) provide a notice once each Plan Year to each Participant that the Participant may request a benefit statement by written request to the Pension Committee.

(g)	Income Tax Withholding Requirements

Any retirement benefit payment made under the Plan shall be subject to any applicable income tax withholding requirements. For this purpose, the Pension Committee shall provide the Trustee with any information the Trustee needs to satisfy such withholding obligations and with any other information that may be required under the Code.

(h)	Severability

If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

(i)	Facility of Payment

Whenever, in the Pension Committee’s opinion, a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his or her affairs, the Pension Committee may direct the Trustee to make payments to such person or to his or her guardian or other legal representative, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act, or to any relative of such person by blood or marriage, or to such person’s Partner, for such person’s benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Employer and the Plan of any liability to the extent of such payment.

(j)	Correction of Errors

Any Employer contribution to the Trust made under a mistake of fact (or investment proceeds of such contribution if a lesser amount) shall be returned to the Employer within one year after payment of the contribution.

In the event an incorrect amount is paid to a Participant or Beneficiary, any remaining payments may be adjusted to correct the error. The Pension Committee may take such other action it deems necessary and equitable to correct any such error.

(k)	Military Leave

Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Further notwithstanding any provision of the Plan to the contrary, if a Participant dies while performing qualified military service, as defined in Code Section 414(u), his or her survivors shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

(l)	Responsibility to Advise Pension Committee of Current Address

(i)	General

Each person entitled to receive a payment under the Plan shall file with the Pension Committee in writing his or her complete mailing address and each change therein. A check or communication mailed to any person at the address on file with the Pension Committee shall be deemed to have been received by such person for all purposes of the Plan, and no member of the Pension Committee, the Employers or the Trustee shall be obligated to search for or ascertain the location of any person. If the Pension Committee doubts whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at the last address known to the Pension Committee, notify such person that all future Pension payments will be withheld until such person submits to the Pension Committee evidence that he or she is still living and the proper mailing address.

(ii)	Distribution Required to Commence

In the event a distribution is required to commence:

(A)	to a Participant pursuant to Section 10.5(b), 10.5(c), 10.7(c), or

(B)	to a Beneficiary pursuant to Section 6.1, or Section 6.2 or Section 10.7(c), or following the death of a Participant who had commenced receiving benefits, and the Participant or Beneficiary (whichever applies) cannot be located after the Pension Committee has attempted to contact the Participant or Beneficiary by using return receipt mail to the Participant or Beneficiary’s last known address, using a private locator service, or any other means as the Pension Committee deems appropriate (and if the Participant or Beneficiary still cannot be located, using the Internal Revenue Service Letter Forwarding Program or Social Security Administration Employer Reporting Service), the Participant or Beneficiary’s benefit shall be forfeited as of the date on which the distribution was required to commence.

If an affected Participant or Beneficiary later contacts the Pension Committee and provides a proper mailing address, the Plan shall reinstate and pay the benefit to which the Participant or Beneficiary was entitled as of the date of the forfeiture. Such reinstated amount shall be subject to the benefit limits set forth in Section 8.2 in the year in which the benefit was forfeited and not the year in which the benefit is actually distributed. The election of a form of payment (if any) shall be made in accordance with the terms of the Plan in effect on the date of the forfeiture. Any payments that should have been made during the period from the date of the forfeiture through the date benefits actually commence shall be paid in a single lump-sum payment.

(m)	Notices to Participants and Beneficiaries

All notices, reports and statements given, made, delivered or transmitted to a Participant or Beneficiary shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to such Participant or Beneficiary at the address last appearing on the records of the Pension Committee. A Participant or Beneficiary may record any change of address from time to time by written notice filed with the Pension Committee.

(n)	Notices to Employers or Pension Committee

Written directions, notices and other communications from Participants or Beneficiaries to the Employers or the Pension Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Pension Committee for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified on such forms.

10.8	Domestic Relations Orders

Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant, Beneficiary or joint annuitant, pursuant to a Qualified Domestic Relations Order, in accordance with Section 414(p) of the Code. A Qualified Domestic Relations Order is a judgment, decree, or order (“Order”) (including approval of a property settlement agreement) that:

(a)	relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant;

(b)	is made pursuant to a state domestic relations law (including a community property law);

(c)	creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

(d)	specifies the name and last known address of the Participant and each alternate payee;

(e)	specifies the amount or method of determining the amount of benefit payable to an alternate payee;

(f)	specifies the number of payments or period during which payments are to be made;

(g)	names each plan to which the order applies;

(h)	does not require any form, type or amount of benefit not otherwise provided under the Plan; and

(i)	does not conflict with a prior Domestic Relations Order that meets the requirements of this section.

Payments to an alternate payee pursuant to a Qualified Domestic Relations Order may commence anytime on or after:

(j)	the Participant’s Vested Termination Date or Retirement Date, whichever applies, or

(k)	the date the Participant attains age 50, as if the Participant terminated on such date, regardless of whether the Participant continues working after that date.

Payments to an alternate payee may be made in any of the payment options described in Article V, other than a Joint and Survivor Annuity.

The Pension Committee shall determine whether an Order meets the requirements of this section within a reasonable period after receiving an Order. The Pension Committee shall notify the Participant and any alternate payee that an Order has been received. Any amounts due the alternate payee under the Order which, in the absence of the Order, would be paid to the Participant or Beneficiary, shall be held during the period while the Order’s qualified status is being determined, in a separate account under the Plan for any alternate payee pending determination that an order meets the requirements of this section. If within 18 months after such a separate account is established, the Order has not been determined to be a Qualified Domestic Relations Order, the amount in the separate account shall be distributed to the individual who would have been entitled to such amount if there had been no Order.

10.9	Plan Qualification

Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a “qualified plan” pursuant to Code Section 401, and ERISA and regulations thereunder and the exempt status of the Trust under Code Section 501.

10.10	Deductible Contribution

Notwithstanding anything herein to the contrary, any contribution by the Employer to the Trust is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Trustee shall return such contribution less any losses attributable thereto within one year following the disallowance.

10.11	Rollovers

The Plan shall not accept a transfer of assets on behalf of an Employee from another qualified plan, and shall not accept a rollover amount which was distributed from another qualified plan or conduit Individual Retirement Account (IRA).

10.12	Payment of Benefits Through Purchase of Annuity Contract

In lieu of paying benefits directly from the Trust to a Participant or a Beneficiary, the Trustee may purchase, with Trust assets, an individual annuity contract from an insurance company which, as far as possible, provides benefits equal to (or Actuarially Equivalent to) those provided in the Plan for such Participant or Beneficiary, but provides no optional form of retirement income or benefit which would not be permitted under the Plan, whereupon the liability of the Trust and of the Plan will cease and terminate with respect to such benefits that are so purchased and for which the premiums are duly paid. Such an individual annuity contract may be purchased by the Trustee on a single‑premium basis or on the basis of annual premiums payable over a period of years and may be purchased at any time on or after the Participant’s Vested Termination Date, Retirement Date or death to provide the benefits due under the Plan to the Participant or a Beneficiary on or after the date of such purchase.

Any annuity contract distributed by the Trustee to a Participant or Beneficiary under the provisions of the Plan shall bear on the face thereof the designation “NOT TRANSFERABLE”, and such contract shall contain a provision to the effect that the contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the issuer thereof.

ARTICLE XI

PARTICIPATION BY OTHER EMPLOYERS

11.1	Adoption of Plan

With the consent of the Company, any entity which is an Affiliated Company may become a participating Employer under the Plan by:

(a)	taking such action as shall be necessary to adopt the Plan (for example, adopting a board of directors resolution),

(b)	filing with the Pension Committee evidence of such action; and

(c)	executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such entity.

In the event an Affiliated Company wishes to modify the Plan terms with respect to its Employees, the Company and the Affiliated Company shall execute an adoption agreement. The adoption agreement shall specify the terms under which each such entity shall participate in the Plan and, shall contain any modifications of the terms of this Plan as may be desired by such entity and agreed to by the Company. Upon execution of an adoption agreement, such entity shall become an Employer and shall be known as a participating Employer.

11.2	Prior Service

Unless otherwise specified in this Plan, periods of service credited under a retirement plan of an Employer, or service with an Employer which did not maintain a retirement plan, prior to the time such Employer becomes a participating Employer shall not be considered in determining a Participant’s Years of Service and Credited Service.

11.3	Withdrawal from Participation

Any Employer may withdraw from participation in the Plan at any time by filing with the Pension Committee a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Pension Committee, the other Employers and the Trustees prior to the effective date of withdrawal.

11.4	Company As Agent For Employers

Each entity which shall become a participating Employer pursuant to Section 11.1 shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue until such Employer shall withdraw from the Plan.

ARTICLE XII

AMENDMENT AND TERMINATION

12.1	Amendment or Termination

The Plan may at any time and from time to time be amended, modified or terminated, in whole or in part by or at the direction of the Board of Directors of The Company for any reason and without consent of any person and without liability to any person for such amendment or termination. The following corporate officers are also authorized to amend any or all provisions of the Plan on behalf of the Company without action of the Board of Directors of The Company, provided that both of the following officers of Plum Creek Timber Company, Inc., or any successor to Plum Creek Timber Company, Inc., approve the amendment:

-	Senior Vice President and Chief Financial Officer

-	Senior Vice President of Human Resources

Notwithstanding any Plan provision to the contrary, the Senior Vice President of Human Resources is further authorized individually to approve or delegate approval of amendments that do not materially alter the costs of providing benefits and related administration expenses.

Any amendment or termination shall be made in writing and is subject to any advance notice or other requirements of ERISA and the Code, and shall be signed by the officers named above, or any officer duly authorized by the Board of Directors of The Company.

The board for directors of each corporate Employer and the board of directors of the general partner of each limited partnership Employer may at any time and from time to time amend or modify its adoption agreement with the consent of the Company by written instrument duly executed by any officer of the Employer who is duly authorized by the Employer’s board of directors. The above-named officers are authorized to amend or modify the Employer’s adoption agreement without action of the board of directors of a corporate Employer or the board of directors of the general partner of a limited partnership Employer, provided that both officers approve the amendment. Any such amendment or modification shall become effective on such date as the Company, the board of directors or such officers, as the case may be, shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

Any amendments made pursuant to this section shall be in writing and subject to any advance notice or other requirements of ERISA and the Code.

Notwithstanding any Plan terms to the contrary other than with respect to the termination of the Plan as set forth in this Section 12.1, the Plan shall not be amended to (i) modify the lump sum interest rates and mortality tables or other actuarial assumptions used to calculate benefits or (ii) modify or eliminate the supplemental early retirement benefit set forth in the Plan as of the Freeze Date.

12.2	Amendment ‑ Consolidation or Merger

A special rule applies if the Plan merges or consolidates with another plan or transfers assets or liabilities to another plan.

(a)
In those cases, the terms of the merger, consolidation or transfer must require that in the event that this Plan or the other plan terminates immediately after the merger, consolidation or transfer, each Participant would receive an “accrued benefit” which is no less than the “accrued benefit” he or she would have received if this Plan had terminated immediately before the merger, consolidation or transfer.

(b)	For purposes of this Section, the term “accrued benefit” has the meaning given that term under Code Section 411(a)(7).

(c)
The determination of what “accrued benefit” would be payable to a Participant immediately before a merger, consolidation or transfer will be determined on the assumption that benefits payable under the Plan upon termination at that time will be payable solely from the Plan’s assets at that time.

(d)
No surplus will be allocated by virtue of this Section (either alone or in combination with any other provision governing the Plan). For purposes of this Section, “surplus” means any amount of Plan assets beyond what is necessary to pay “accrued benefits” as they existed immediately before a merger, consolidation or transfer.

(e)	In no event shall this Section (either alone or in combination with any other provision governing the Plan) require the Affiliated Companies to make any additional contributions to the Plan.

(f)	This Section shall not be construed as limiting the powers of the Pension Committee to appoint a successor Trustee.

12.3	Termination of the Plan

The termination of the Plan shall not cause or permit any part of the Trust to be diverted to purposes other than for the exclusive benefit of the Participants, or cause or permit any portion of the Trust to revert to or become the property of an Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

Upon termination of this Plan, the Pension Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided. While so acting, the Pension Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

Upon termination of this Plan:

(a)
the interest credit rate used to determine benefits under the Plan pursuant to Section 4.1(a)(iv) shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the termination date; and

(b)
the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at the Normal Retirement Date shall be the rate and table specified under Section 1.3(d), except that the interest rate shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the termination date.

12.4	Effect of Withdrawal from Plan

If an Employer shall withdraw from or terminate participation in the Plan under Section 11.3, the Company shall, subject to Section 12.5, determine the manner by which the benefits of Participants who are employees (or former employees) of such Employer shall be provided.

12.5	Allocation of the Trust on Termination of Plan

(a)	Complete Termination

In the event of a complete Plan termination, the right of each Participant to benefits accrued to the date of such termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be vested and non-forfeitable; and the right of each Participant to any other benefits accrued to the date of termination shall be fully vested and non-forfeitable to the extent then funded under the priority rules set forth in ERISA Section 4044. In any event, a Participant or a Beneficiary shall have recourse only against Plan assets for the payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA. The Pension Committee shall direct the Trustee to allocate Trust assets to those affected Participants to the extent and in the order of preference set forth in ERISA Section 4044. Upon Plan termination, each Participant shall elect a form of payment pursuant to Article V and benefits shall be distributed by purchase of nontransferable annuity contracts or lump sum payments in accordance with the Participant’s election; provided, however, that small benefits shall be distributed pursuant to Section 10.7(c). If Trust assets as of the date of Plan termination exceed the amounts required under the priority rules set forth in ERISA Section 4044, such excess shall, after all liabilities of the Plan have been satisfied, revert to the Employer to the extent permitted by applicable law.

(b)	Partial Termination

If at any time the Plan is terminated with respect to any group of Participants under such circumstances as to constitute a partial Plan termination within the meaning of Code Section 411(d)(3), each affected Participant’s right to benefits that have accrued to the date of partial termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be so vested; and the right of each affected Participant to any other benefits accrued to the date of such termination shall be vested to the extent assets would be allocable to such benefits under the priority rules set forth in ERISA Section 4044 in the event of a complete Plan termination. In any event, affected Participants shall have recourse only against Plan assets for payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA. Subject to the foregoing, the vested benefits of such Participants shall be payable as though such termination had not occurred; provided, however, that the Pension Committee, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Trust that are allocable to the Participants as to whom such termination occurred be segregated by the Trustee as a separate plan. The assets thus allocated to such separate plan shall be applied for the benefit of such Participants in the manner described in the preceding paragraph.

(c)	Merged Plan Assets

For a period of five years after the date the Plan is combined in a merger with one or more other defined benefit plans, assets shall be allocated upon Plan termination according to a special schedule in accordance with Sections 1.414(l)‑1(e) through (k) of the Treasury regulations to prevent any Participant from receiving smaller benefits on a termination basis as a result of the merger.

ARTICLE XIII

FUNDING

13.1	Contributions to the Trust

As a part of this Plan, the Pension Committee shall maintain one or more Trusts. From time to time, the Employers shall make such contributions to the Trust as the Company determines, with the advice of its actuary, are required to maintain the Plan on a sound actuarial basis. Employees shall not be required or permitted to make contributions.

The Pension Committee shall establish a funding and investment policy and method consistent with ERISA and shall communicate such policy and method, and any changes in such policy and method, to the Trustee and any Investment Manager.

The Cash Accounts are nominal accounts used to determine the amount of benefits payable under the Plan. Participants shall have no actual individual accounts and shall have no claim to any particular assets of the Plan.

13.2	Trust for Exclusive Benefit of Participants

The Plan and Trust are for the exclusive benefit of Participants. Except as provided in Sections 10.7(j) (Correction of Errors), 10.8 (Domestic Relations Orders) and 10.10 (Deductible Contribution), no portion of the Trust shall be diverted to purposes other than this or revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

Notwithstanding the above, effective for judgments, orders, and decrees issued and settlement agreements entered into, on or after August 4, 1997, a Participant’s Plan benefits may be offset by an amount that the Participant is ordered to, or required to, pay to the Plan, in accordance with Code Section 401(a)(13).

13.3	Disposition of Credits and Forfeitures

In no event shall any credits or forfeitures which may arise under the Plan be used to increase benefits under the Plan.

13.4	Trustee

As a part of this Plan, a Trust has been formed to hold all Plan assets. The Pension Committee has the power and duty to appoint the Trustee and it shall have the power to remove the Trustee and appoint successors at any time. As a condition to exercising its power to remove any Trustee, the Pension Committee must first appoint a successor Trustee and enter a new agreement with the successor Trustee.

The Pension Committee shall direct the investment of all Plan assets, except to the extent the Pension Committee delegates this responsibility to a Trustee or Investment Manager. The Pension Committee may delegate the authority to direct the investment of all or a portion of the Trust Fund to the Trustee in writing, in accordance with the terms of the Trust agreement. Similarly, the Pension Committee may delegate the authority to direct the investment of all or a portion of the Trust Fund to an Investment Manager, in accordance with Section 13.5.

Each Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust agreement. Each Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Pension Committee shall direct in accordance with the Plan.

13.5	Investment Manager(s)

The Pension Committee has the power to appoint, remove or change from time to time one or more Investment Manager(s) to direct the investment of all or a portion of the Trust held by the Trustee. “Investment Manager” shall mean any fiduciary (other than the Trustee) who:

(a)	has the power to manage, acquire, or dispose of any asset of the Plan;

(b)	is either

(i)	registered as an investment advisor under the Investment Advisors Act of 1940, or

(ii)	is a bank, or

(iii)	is an insurance company qualified under the laws of more than one state to perform the services described in subparagraph (a); and

(c)	has acknowledged in writing that he, she or it is a fiduciary with respect to the Plan.

APPENDIX I

TO THE PLUM CREEK PENSION PLAN
PART A, FOR SALARIED EMPLOYEES

The following employers shall be considered participating Employers under the Plum Creek Pension Plan, Part A for Salaried Employees, pursuant to Section 1.23, for the periods of time designated:

Employer	Beginning	Ending

1. Plum Creek Manufacturing, Inc.	3/30/90	12/31/90
2. Plum Creek Manufacturing, L.P.	1/1/91	6/30/99
3. Plum Creek Marketing, Inc.	1/1/91	12/31/97
4. Plum Creek Northwest Lumber, Inc.	7/1/99
5. Plum Creek Northwest Plywood, Inc.	7/1/99
6. Plum Creek MDF, Inc.	7/1/99
7. Plum Creek Southern Lumber, Inc.	7/1/99	12/15/00
8. Plum Creek Land Company	7/1/99
9. Plum Creek Maine Marketing, Inc.	7/1/99
10. Plum Creek Marketing, Inc.	7/1/99

APPENDIX II

TO THE PLUM CREEK PENSION PLAN

PART A, FOR SALARIED EMPLOYEES

The surviving Spouse of a Participant listed below is entitled to the benefit specified below pursuant to Section 6.2 Post Retirement Spouse’s Death Benefit (“PRSD Benefit”), provided the Spouse was married to the Participant throughout the one-year period ending on the Participant’s Retirement Date and the Participant retires before January 1, 2002.

[RESERVED]

APPENDIX III

TO THE PLUM CREEK PENSION PLAN

PART A, FOR SALARIED EMPLOYEES

[RESERVED]

APPENDIX IV

TO THE PLUM CREEK PENSION PLAN

PART A, FOR SALARIED EMPLOYEES

The following Employees are not Eligible Employees, pursuant to Section 1.21(a):

Barbara L. Crowe
Rick R. Holley
James A. Kraft
Thomas M. Lindquist